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                                                                    EXHIBIT 10.2

                             LEWIS GALOOB TOYS, INC.

                           SAVINGS AND RETIREMENT PLAN

              (AMENDMENT AND RESTATEMENT EFFECTIVE JANUARY 1, 1987)

         This Plan was originally adopted as a profit sharing plan effective as of January 1, 1969 and was known as the Lewis Galoob Toys, Inc. Profit Sharing Plan and Trust Agreement. This Plan was subsequently amended and restated as of January 1, 1984. The Plan is hereby renamed the "Lewis Galoob Toys, Inc. Savings and Retirement Plan," restated, effective as of January 1, 1987, except as otherwise provided herein, and amended, effective as of May 1, 1990, to add a cash or deferred arrangement as defined in Section 401(k) of the Internal Revenue Code.

         It is also intended that this Plan constitute an accident and health plan so that amounts distributed on account of disability are excluded from income under Section 105(c) of the Internal Revenue Code.


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                                    ARTICLE I
                              TITLE AND DEFINITIONS

1.1 - TITLE.

         This Plan shall be known as the LEWIS GALOOB TOYS, INC. SAVINGS AND RETIREMENT PLAN.

1.2 - DEFINITIONS.

         Whenever the following terms are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

         "ACCOUNT" or "ACCOUNTS" shall mean Old Company Accounts, New Company Accounts, Savings Accounts, Matching Accounts, Old Rollover Accounts, New Rollover Accounts, Voluntary Employee Contributions Accounts and Qualified Voluntary Employee Contributions Accounts.

         "ANNIVERSARY DATE" shall mean the last day of each Plan Year.

         "BENEFICIARY" or "BENEFICIARIES" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in


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accordance with the provisions of Section 2.4 to receive the benefits specified hereunder in the event of the Participant's death. If there is no valid Beneficiary designation in effect that complies with the provisions of Section 2.4, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary or Beneficiaries shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder.

         In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid (i) to that person's then living parent(s) to act as custodian, (ii) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or


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(iii) if no parent of that person is then living, to a custodian selected by the
Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly ap pointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

         "BOARD OF DIRECTORS" and "BOARD" shall mean the Board of Directors of Lewis Galoob Toys, Inc.

         "BREAK IN EMPLOYMENT" shall mean an Employee's termination of Employment as a result of resignation, discharge, retirement, Disability, or death. In determining whether and when a Break in Employment has occurred, the following rules shall apply:

         (a) A Break in Employment shall not occur during a leave of absence authorized by the Company or a Related Company in accordance with established nondiscriminatory policies, or during a vacation period, temporary layoff for lack of work, or military leave.


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         (b) Continuation on temporary layoff for lack of work for a period in excess of 12 months shall be considered a discharge effective as of the expiration of such 12-month period.

         (c) Failure to return to work after the expiration of any leave of absence or after recall from any temporary layoff shall be considered a resignation effective as of the expiration of such leave of absence or recall from layoff.

         (d) Failure of any Employee on military leave to make application for reemployment within the period of time during which he is entitled to retention of reemployment rights under applicable laws of the United States shall be considered a resignation effective as of the expiration date of such reemployment rights.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITTEE" shall mean the Committee appointed pursuant to the provisions of this Plan.

         "COMPANY" shall mean Lewis Galoob Toys, Inc., a Delaware corporation, any predecessor corporation, or any successor corpo ration resulting from merger, consolidation, or transfer of assets substantially as a whole which shall expressly agree in writing to


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continue this Plan and, where the context so warrants, any Participating
Affiliate.

         "COMPANY CONTRIBUTIONS" shall mean an amount contributed to this Plan by the Company or by a Participating Affiliate in accordance with Section 3.1.

         "COMPENSATION" shall mean (i) all compensation paid during the Plan Year and reportable on Form W-2 and (ii) any amounts contributed to a plan qualifying under Section 401(k) of the Code as salary reduction contributions or to a cafeteria plan under Section 125 of the Code.

         Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 1989, the maximum amount of an Employee's Compensation which shall be taken into account under the Plan for any Plan Year shall be $200,000 adjusted at the same time and in the same manner as under Section 415(d) of the Code. For any Plan Year of fewer than twelve months, the $200,000 limit shall be reduced to the amount obtained by multiplying the $200,000 limit (as adjusted under Code
Section 415(d)) by a fraction having a numerator equal to the number of full months in the Plan Year and a denominator equal to twelve. For purposes of the $200,000 limitation referred to above, the Compensation of any Participant who is either a 5% owner (as defined in Section 416(i)(1) of the


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Code), or one of the ten most highly paid Highly Compensated Employees during the Plan Year ("First Participant") shall be aggregated with the Compensation of any Participant who has not attained age 19 and is a lineal descendant of the First Participant and any Participant who is the spouse of the First Participant. In any case in which such aggregation would produce Compensation in excess of the $200,000 limitation, the amount of the First Participant's Compensation that is considered under the Plan shall be reduced until the $200,000 limitation is met.

         Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 1994, the $200,000 limit referred to above shall be reduced to $150,000 adjusted in accordance with Section 401(a)(17)(B) of the Code. For purposes of applying the $150,000 limit, the rules set forth in the preceding paragraph shall continue to apply, except that "$150,000" shall replace "$200,000" each place it appears. The $150,000 limit shall be adjusted in $10,000 increments.

         "COMPENSATION DEFERRALS" shall mean an amount contributed to this Plan by the Company in lieu of being paid to a Participant as salary or wages. Compensation Deferrals shall be made under salary reduction arrangements between each Participant and the Company with respect to salary or wages not yet paid or otherwise available to the Participant as of the date of the Participant's


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election under the arrangement. Section 3.2 contains the provisions under which
Compensation Deferrals may be made.

         "DISABILITY" shall mean a physical or mental condition, as determined by the Committee based upon competent medical advice, of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Company.

         "EFFECTIVE DATE" shall mean January 1, 1969. The effective date of this restatement is January 1, 1987, except as otherwise provided herein.

         "ELIGIBLE EMPLOYEE" shall mean any salaried Employee of the Company, except that there shall be excluded (i) all leased employees described in
Section 414(n) of the Code, (ii) those Em ployees covered by a collective bargaining agreement between the Company and any collective bargaining representative if retirement benefits were the subject of good faith bargaining between such representative and the Company, unless the Employee is a member of a group of employees to whom this Plan has been extended by such a collective bargaining agreement, and (iii) Employees who are nonresident aliens and receive no United States source income.


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         "ELIGIBILITY COMPUTATION PERIOD" shall mean:

         (a) The 12-consecutive month period commencing with the first day that an Employee completes an Hour of Service for the Company or a Related Company;

         (b) The first 12-consecutive month period coinciding with the Plan Year which includes the first anniversary of the first day that an Employee completes an Hour of Service for the Company or a Related Company; and

         (c) Succeeding 12-consecutive month periods coinciding with the Plan Year.

Notwithstanding the above, if an Employee completes more than 500 Hours of Service during any such Eligibility Computation Period and then fails to complete more than 500 Hours of Service during a subsequent Eligibility Computation Period, then future Eligibility Computation Periods shall be measured from the first day that the Employee completes an Hour of Service following the Eligibility Computation Period in which the Employee has been credited with not more than 500 Hours of Service. In addition, any reemployed individual described in the preceding sentence who terminates employment again shall measure Eligibility Computation Periods from the date of subsequent reemployment if no Hours of Service are performed during an Eligibility Computation Period ending subse quent to the termination.


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         "EMPLOYEE" shall mean every person employed by the Company, or a
Related Company, including any leased employee described in Section 414(n) of the Code and any other individual required to be treated as employed by the Company or a Related Company under Section 414(o) of the Code.

         "EMPLOYER MATCHING CONTRIBUTION" shall mean an amount contributed to this Plan by the Company or by a Participating Affiliate in accordance with
Section 3.3.

         "EMPLOYMENT" shall mean that period of actual service to the Company or a Related Company as an Employee following an Employee's date of employment, or his most recent date of reemployment, whichever is later. It shall also include the following period or periods of absence from actual service if the Employee was in the service of the Company or a Related Company on the day prior to such a period:

              (a) Service in the Armed Forces of the United States or the Public Health Service of the United States as a result of which such Employee is entitled to reemployment rights from the Company pursuant to the provisions of Section 2021 et seq. of Title 38 of the United States Code, provided that the Employee returns to work within the time period specified in such provisions.


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         (b) Leaves of absence granted (either before or after the absence) by the Company in accordance with nondiscriminatory policies for any purpose, including, but not limited to, sickness or accident, or for the convenience of the Company, and vacation periods and temporary layoffs for lack of work.

         "ENTRY DATE" shall mean each January 1 and July 1. Effective January 1, 1994, Entry Date shall mean each January 1, April 1, July 1, and October 1.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "FIDUCIARY" shall mean all persons defined in Section 3(21) of ERISA associated in any manner with the control, management, operation, and administration of the Plan or the assets of the Plan, and such term shall be construed as including the term "Named Fiduciary" with respect to those Fiduciaries named in the Plan or who are identified as Fiduciaries pursuant to procedures specified in the Plan.


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         "HIGHLY COMPENSATED EMPLOYEE" shall mean

              (a) Any Employee who performs services for the Company or any Related Company during the "determination year" and who, during the "look-back year" (1) was a 5% owner of the Company or any Related Company;
    (2) received compensation from the Company or any Related company in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (3) received compensation from the Company or any Related Company in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the "top-paid group" for such year; or (4) was an officer of the Company or any Related Company and received compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code;

              (b) Any Employee who performs services for the Company or any Related Company during the determination year and who, with respect to the determination year, is either described in (a)(1) above or is both one of the 100 Employees who received the most compensation from the Company or any Related Company during the determination year and is described in (a)(2),
    (a)(3) or (a)(4); or

              (c) Any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no services for the Company or any Related Company during the determination year, and met the description in (a)


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    or (b) above for either the separation year or any determination year ending on or after the Employee's 55th birthday.

              (d) If no officer of the Company or any Related Company has compensation in excess of 50% of the dollar limitation in effect under
    Section 415(b)(1)(A) of the Code during a determination year or a look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

              (e) If an Employee is, during a determination year or look-back year, a "family member" of either a 5% owner who is an Employee or of a Highly Compensated Employee in the group consisting of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Company or any Related Company during the determination year or the look-back year, then the family member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee, and their compensation and contributions or benefits under this Plan shall be aggregated. Except as otherwise provided under Section 401(a)(17) of the Code, "family member" includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

              (f) The "determination year" shall be the Plan Year for which compliance is being tested, and the "look-back year"


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    shall be the 12-month period immediately preceding the determination year.

              (g) The top-paid group for a determination year or a look-back year shall consist of the top 20% of Employees ranked on the basis of compensation received during the year excluding Employees described in
    Section 414(q)(8) of the Code and Treasury Regulations thereunder. The number of Employees treated as officers shall be limited to 50 (or, if less, the greater of 3 Employees or 10% of the Employees). For purposes of this definition of "Highly Compensated Employee", "compensation" means compensation within the meaning of Section 415(c)(3) of the Code, but including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

         "HOUR OF SERVICE" shall mean an hour (a) for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or a Related Company; (b) for which the Employee is paid or entitled to payment by the Company or a Related Company on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; or (c) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or a Related Company.


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                  The following additional rules shall apply in calculating
Hours of Service: (1) no more than 501 Hours of Service are required to be credited to an Employee on account of any single period during which the Employee performs no duties; (2) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws; (3) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; (4) a payment shall be deemed to be made by or due from a Company or a Related Company regardless of whether such payment is made by or due from the Company or a Related Company directly, or indirectly through, among others, a trust fund, or insurer, to which the Company or a Related Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or on behalf of a group of Employees in the aggregate; (5) no more than one Hour of Service shall be credited with respect to any hour of time; (6) an "Hour of Service" shall include any hour for which an Employee is entitled to payment by a "leasing organization" (as described in Section 414(n)(2) of the Code) for the performance of duties for the Company or a Related Company.


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         The definition of "Hour of Service" set forth herein shall also be construed in accordance with, and shall include any additional periods of service, that may be required by regulations promulgated by the United States Department of Labor. The hour of service rules stated in the Department of Labor Regulations Section 2530.200b-2(b) and -2(c) are herein incorporated by reference.

         "INVESTMENT FUND" shall mean one of the funds established by the Committee for the investment of the assets of the Plan pursuant to Section 3.11.

         "INVESTMENT MANAGER" shall mean a Fiduciary designated by the Committee under this Plan to whom has been delegated the responsibility and authority to manage, acquire or dispose of Plan assets (a) who (1) is registered as an investment adviser under the Investment Advisers Act of 1940; (2) is a bank, as defined in that Act; or (3) is an insurance company qualified to perform investment advisory services under the laws of more than one state; and (b) who has acknowledged in writing that he is a Fiduciary with respect to the management, acquisition, and control of Plan assets.

         "MATCHING ACCOUNT" shall mean the Account maintained for a Participant that is credited with payments to the Plan by the Company and any Participating Affiliate in accordance with Section


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3.3 on behalf of such Participant, together with the allocations thereto as required by the Plan.

         "NEW COMPANY ACCOUNT" shall mean the Account maintained by the Committee for each Participant that is credited with payments to the Plan made by the Company and any Participating Affiliate on or after May 1, 1990, in accordance with Section 3.1 on behalf of such Employee, together with the allocations thereto as required by the Plan.

         "NEW ROLLOVER ACCOUNT" shall mean the Account maintained for a Participant that is credited with the amount, if any, received by the Plan on or after May 1, 1990, in accordance with Section 3.6 as a rollover distribution, as defined in Section 402(a)(5) of the Code, (or, effective January 1, 1993, as an eligible rollover distribution (as defined in Section 402(c)(4) of the Code)), together with the allocations thereto as required by the Plan.

         "NORMAL RETIREMENT AGE" shall mean a Participant's 65th birthday

         "OLD COMPANY ACCOUNT" shall mean the Account maintained by the Committee for each Participant that is credited with payments to the Plan made by the Company and any Participating Affiliate before May 1, 1990 in accordance with Section 3.1 on


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behalf of such Employee, together with allocations thereto as required by the
Plan.

         "OLD ROLLOVER ACCOUNT" shall mean the Account maintained for a Participant that is credited with the amount, if any, received by the Plan before May 1, 1990 in accordance with Section 3.6 as a rollover distribution, as defined in Section 402(a)(5) of the Code, together with the allocations thereto as required by the Plan.

         "ONE-YEAR BREAK IN SERVICE YEAR" shall mean any Plan Year in which an Employee fails to complete more than 500 Hours of Service. Notwithstanding the preceding sentence and solely for purposes of this paragraph, if an Employee fails to complete more than 500 Hours of Service during a Plan Year by reason of an absence that arises because of her pregnancy, the birth or adoption of the Employee's child (or child care for a period immediately following such birth or adoption), such Employee shall not necessarily incur a One-Year Break in Service Year; rather, the Employee shall be credited for such Plan Year with (a) the Hours of Service for which the Employee would have received credit (but for such absence), if determinable, or (b) eight Hours of Service per day during such absence. If a One-Year Break in Service Year would not occur in the Plan Year that includes the beginning of such absence even in the absence of the preceding sentence, the Employee shall receive credit for the hours specified under (a) or
(b) above


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in the Plan Year immediately following the Plan Year in which such absence initially occurs solely to prevent the occurrence of a One- Year Break in Service Year in such Plan Year. Notwithstanding any other provision of this paragraph, any Employee shall not be credited with more than 501 Hours of Service by reason of such absence.

         "PARTICIPANT" shall mean any Employee who becomes eligible for participation in accordance with the provisions of this Plan.

         "PARTICIPATING AFFILIATE" shall mean any Related Company which, by resolution of its board of directors and with the approval of the Committee, elects to participate in this Plan. By electing to participate in this Plan, a Participating Affiliate agrees to be bound by any Plan or Trust amendment adopted by resolution of the Board of Directors or by the written instrument of any person to whom the Board of Directors has delegated its authority to adopt the amendment. If a Participating Affiliate ceases to be a Related Company, except by merger with its parent, the employment of each Employee of the Participating Affiliate shall be deemed to have terminated for purposes of this Plan, except to any extent any such Employee is required by law to continue to be treated under the Plan as an Employee of the Company.


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         "PLAN" shall mean the Lewis Galoob Toys, Inc. Savings and Retirement
Plan set forth herein, now in effect or hereafter amended.

         "PLAN YEAR" shall mean the twelve-consecutive month period ending on December 31. The Plan Year shall be the limitation year for purposes of Section 415 of the Code.

         "QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS" shall mean an amount that a Participant elects to contribute to the Plan on a tax-deductible basis in accordance with Section 3.5 of the Plan.

         "QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS ACCOUNT" shall mean the Account maintained for a Participant that is credited with Qualified Voluntary Employee Contributions made to the Plan in accordance with Section 3.5 on behalf of such Participant, together with the allocations thereto as required by the Plan.

         "RELATED COMPANY" shall mean (a) each corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) thereof) of which the Company is a component member, (b) each entity (whether or not incorporated) which is under common control with the Company, as such common control is defined in Section 414(c) of the Code and


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Regulations issued thereunder, (c) any organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company or a Related Company is a member, and (d) any organization which is required by regulations issued under Section 414(o) of the Code to be treated as a Related Company. For the purposes of Article IV of this Plan the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code. The term "Related Company" shall also include each predecessor employer to the extent required by Section 414(a) of the Code. Notwithstanding the foregoing, an organization shall not be considered a Related Company for any purpose under the Plan prior to the date it is considered affiliated under clauses (a) through (d) above.

         "SAVINGS ACCOUNT" shall mean the Account maintained by the Committee for each Participant that is to be credited with Company payments to the Plan attributable to the Participant's Compensation Deferrals that are credited to this Account in accordance with Section 3.2, together with the allocations thereto as required by the Plan.

         "TRUST" shall mean the trust which is established to hold and invest contributions under this Plan.


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         "TRUSTEE" (or "TRUSTEES," if more than one is appointed and acting)
shall mean the trustee or trustees, whether original or successor, appointed under the Trust.

         "VALUATION DATE" shall mean December 31 of each Plan Year. Effective May 1, 1990, Valuation Date shall mean March 31, June 30, September 30 and December 31 of each Plan Year.

         "VOLUNTARY EMPLOYEE CONTRIBUTIONS" shall mean an amount that a Participant elects to have deducted from his salary or wages and contributed to the Participant's Voluntary Employee Contributions Account, after income taxes have been withheld on such amounts. Section 3.4 contains the provisions under which Voluntary Employee Contributions may be made.

         "VOLUNTARY EMPLOYEE CONTRIBUTIONS ACCOUNT" shall mean the Account maintained for a Participant that is credited with Voluntary Employee Contributions to the Plan in accordance with Section 3.4 on behalf of such Participant, together with the allocations thereto as required by the Plan.

         "YEAR OF ELIGIBILITY SERVICE" means each Eligibility Computation Period during which the Employee is credited with at least 1,000 Hours of Service.


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         "YEAR OF VESTING SERVICE" shall mean a Plan Year during which an
Employee is credited with at least 1,000 Hours of Service.


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                                   ARTICLE II

                                  PARTICIPATION

2.1 - ELIGIBILITY REQUIREMENTS.

         Provided he or she is then an Eligible Employee, each Employee shall become a Participant in the Plan on the Entry Date following his or her date of employment by the Company. Notwithstanding the preceding sentence, until January 1, 1995, an Eligible Employee shall only become a Participant for purposes of Sections 3.1 and 3.3 immediately following his or her completion of one Year of Eligibility Service, provided he or she is then an Eligible Employee.

2.2 - PARTICIPATION.

         Participation of a Participant shall commence as of the date specified in Section 2.1 and shall continue during the Participant's Employment with the Company and until the occurrence of a Break in Employment.

2.3 - REEMPLOYMENT.

         (a) An Employee who has met the eligibility requirements described herein but who incurs a Break in Employment prior to becoming a Participant and is later reemployed as an Eligible


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Employee shall become a Participant as of the later of (1) the Entry Date following the date he or she met the eligibility requirements described herein or (2) the date of reemployment.

         (b) A Participant who incurs a Break in Employment and is later reemployed as an Eligible Employee shall resume participation immediately upon his or her reemployment.

2.4 - DESIGNATION OF BENEFICIARY.

         Upon forms provided by the Committee, each Employee who becomes a Participant shall designate in writing the Beneficiary or Beneficiaries whom such Employee desires to receive any benefits payable under this Plan in the event of such Employee's death. A Participant may from time to time change his or her designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Committee. However, if a married Participant wishes to designate a person other than his or her spouse as Beneficiary, such designation shall be consented to in writing by the spouse, which consent shall acknowledge the effect of the designation and be witnessed by a Plan representative or a notary public. The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse's consent so provides. Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the


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satisfaction of a Plan representative) that there is no spouse or that the required consent cannot be obtained because the spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations. The Company, the Committee and the Trustee may rely upon the Participant's designation of Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan. Upon the dissolution of marriage of a Participant, any designation of the Participant's former spouse as a Beneficiary shall be treated as though the Participant's former spouse had predeceased the Participant, unless (i) the Participant executes another Beneficiary designation that complies with this
Section 2.4 and that clearly names such former spouse as a Beneficiary, or (ii) a court order presented to the Committee prior to distribution on behalf of the Participant explicitly requires the Participant to continue to maintain the former spouse as the Beneficiary. In any case in which the Participant's former spouse is treated under the Participant's Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant's Beneficiary designation.

                                   ARTICLE III

                                  CONTRIBUTIONS

3.1 - DISCRETIONARY COMPANY CONTRIBUTIONS.

         (a) Permissible Amount of Company Contributions.

         The Company and each Participating Affiliate shall contribute to the Trust for each Plan Year such amounts as the Board of Directors shall determine in its sole discretion. Notwithstanding the foregoing, contributions under this Section shall be subject to the limitations of this Section 3.1 and Article IV.

         (b) In no event shall the aggregate contribution for any Plan Year made by the Company and any Participating Affiliates under Sections 3.1, 3.2 and 3.3, and under any other profit sharing or stock bonus plan(s) maintained by the Company or a Participating Affiliate, exceed 15% of the Compensation paid or accrued to all Participants, plus the amount of any "unused pre-87 limitation carryforwards" available under Section 404(a)(3)(A) of the Code. The Compensation taken into account for purposes of the preceding sentence shall be Compensation paid or accrued during the Company's taxable year ending with or within the Plan Year to which the Company contribution relates.

         (c) Allocation of Company Contributions and Forfeitures.

         As of each Anniversary Date after May 1, 1990, there shall be allocated from the Company contribution under Section 3.1(a) for the Plan Year and any amount credited to a former Employee's Old Company Account or New Company Account as of the preceding Anniversary Date which has been forfeited (as set forth in Section 5.2), to the New Company Account of each Participant who (i) retires, dies, suffers a Disability during the Plan Year, or (ii) who completes at least 1000 Hours of Service during the Plan Year and who is a Participant on the Anniversary Date, an amount equal to that portion of the total allocable amount that the Participant's Compensation bears to the total Compensation of all such Participants. As of each Anniversary Date prior to May 1, 1990, there shall be allocated from the Company contribution under Section 3.1(a) for the Plan Year and any amount credited to a former Employee's Old Company Account as of the preceding Anniversary Date which has been forfeited (as set forth in Section 5.2), to the Old Company Account of each Participant who (i) retires, dies, suffers a Disability during the Plan Year, or (ii) who completes at least 1000 Hours of Service during the Plan Year and who is a Participant on the Anniversary Date, an amount equal to that portion of the total allocable amount that the Participant's Compensation bears to the total Compensation of all such Participants. Allocations shall be in the following order:

         (1) Allocation of forfeitures pursuant to this Section;

         (2) Allocations required pursuant to Section 3.10 and, effective May 1, 1990, Section 3.12;

         (3) Allocation of the Company contribution pursuant to this Section.

3.2 - COMPENSATION DEFERRALS.

         (a) Election to Defer.

         The provisions of this Section 3.2 shall be effective May 1, 1990. Subject to the limitations in Sections 3.1, 3.5, 3.6 and Article IV, each Participant may elect Compensation Deferrals, in writing on forms provided by the Committee, in whole percentages from 2% to 15% of the Participant's Compensation for each payroll period. The Participant's compensation shall be reduced by the amount of his Compensation Deferrals, which shall be credited to the Participant's Savings Account, and shall be made in accordance with rules established by the Committee.

         (b) Change in Percentage or Suspension of Compensation Deferrals.

         A Participant's Compensation Deferral percentage will remain in effect, notwithstanding any change in Compensation, until the Participant elects to change the percentage. A Participant may elect at any time to suspend all Compensation Deferrals, provided he files an election with the Committee in writing. After the

Committee receives a Participant's written election to suspend Compensation Deferrals, such election shall be effective as soon as administratively feasible. A Participant may elect to change or to resume his or her Compensation Deferrals as of the first day of each calendar quarter upon at least 30 days' written notice to the Committee.

         (c) Status of Compensation Deferrals.

         To make Compensation Deferrals under this Section, the Company will reduce the Participant's compensation in the amount authorized by the Participant and make a contribution to the Trustee equal to such reduction as of the earliest date on which such amount can reasonably be segregated from the Company's general assets, not to exceed 90 days from the date on which such amount would otherwise have been payable to the Participant in cash. Compensation Deferrals constitute Company contributions under the Plan and are intended to qualify as elective contributions under Code Section 401(k).

         (d) General Limitations on Compensation Deferrals.

         As of the last day of the Plan Year, the Committee shall determine the amount of Compensation Deferrals in excess of those permitted under Section 3.8 of the Plan, and any excess shall be distributed to the Participant responsible for the excess Compensation Deferral or redesignated as an after-tax contribution and accounted for separately under the Plan in accordance with the Code, Treasury Regulations and Section 3.8(d).

3.3 - EMPLOYER MATCHING CONTRIBUTIONS.

         (a) Amount of Employer Matching Contribution.

         The provisions of this Section 3.3 shall be effective as of May 1, 1990. Subject to the limitations of Section 3.1, 3.9 and Article IV, for each Plan Year the Company and each Participating Affiliate shall contribute to the Trust as an Employer Matching Contribution such amounts as the Board of Directors shall determine in its sole discretion. Notwithstanding the foregoing, an Employer Matching Contribution shall be made under this Section on behalf of a Participant only if the Participant (i) completes more than 500 Hours of Service during the Plan Year and is a Participant on the last day of the Plan Year, or (ii) retires, dies, or suffers a Disability during the Plan Year. The Company shall pay to the Trustee the Employer Matching Contribution, if any, for any Plan Year within the time prescribed by law, including extensions of time, for the filing of the Company's federal income tax return for the Company's taxable year ending with or within the Plan Year to which the contribution relates.

         (b) Allocation of Employer Matching Contributions and Forfeitures.

         The Employer Matching Contributions for any Plan Year shall be allocated to the Matching Account maintained for the Participant on behalf of whom the contribution under Section 3.3(a) was made. In the event that any portion of a Participant's Matching Account is forfeited under Section 5.2, such amount shall be allocated to the Matching Account of each Participant who is a Participant on the Anniversary Date of the Plan Year during which such forfeiture occurs on the basis set forth in Section 3.1(c).

3.4 - VOLUNTARY EMPLOYEE CONTRIBUTIONS.

         (a) Election to Make Voluntary Employee Contributions.

         Subject to the limitations of Sections 3.9 and Article IV, each Participant may elect Voluntary Employee Contributions on his own behalf in whole percentages from 1% to 10% of the Participant's Compensation earned while a Participant under this Plan. Such contributions by Participants shall be credited to the Participant's Voluntary Employee Contributions Account, and shall be made in accordance with rules established by the Committee. Notwithstanding the foregoing, a Participant who withdraws any portion of the amount previously credited to his Voluntary Employee Contribution Account pursuant to Section 6.3 may not make a Voluntary Employee Contribution for one Plan Year.

         (b) Status of Voluntary Employee Contributions.

         To make Voluntary Employee Contributions under this Section, the Company will deduct from the Participant's compensation the amount authorized by the Participant, and shall withhold income taxes on such amount from the Participant's other compensation. The Company will then contribute the amount authorized by the Participant, to the Trustee as of the earliest date on which such amount can reasonably be segregated from the Company's general assets, not to exceed 90 days from the date on which such amount would otherwise have been payable to the Participant in cash.

         (c) Notwithstanding the foregoing, effective May 1, 1990, Participants shall no longer be permitted to elect to make Voluntary Employee Contributions in accordance with this Section 3.4.

3.5 - QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS.

         (a) Each Participant may elect pursuant to this Section 3.5 to make a voluntary contribution in cash up to $2,000 (but not more than 100% of the Participant's Compensation for the taxable year to which the contribution relates) which is to be treated as a "Qualified Voluntary Employee Contribution" within the meaning of Section 219(e)(2) of the Internal Revenue Code of 1954, as amended.

         (b) Any voluntary employee contribution made in cash after December 31, 1981 shall be treated as a Qualified Voluntary Employee Contribution within the limitations of Section 219(b) of the Internal Revenue Code of 1954, as amended, except to the extent that the Participant shall have designated such contribution, pursuant to subparagraph (f) below, as one which should not be taken into account under Section 219 as a "qualified retirement contribution" as defined in Code Section 219(e)(1).

         (c) All Qualified Voluntary Employee Contributions shall be transferred to the Trustee during the Plan Year for which they are to be deemed paid; except that the Committee may elect to have the provisions of Section 219(f)(3)(B) of the Internal Revenue Code of 1954 (relating to the time when Qualified Voluntary Employee Contributions are deemed made) apply to the Plan, effective January 1, 1983, by giving written notice of such election to all who are Participants on the date of such notice, stating (1) that such election has been made, and (2) the latest date following the end of the Plan Year (but not later than April 15th of such following Plan Year) when a Qualified Voluntary Employee Contribution may be made and still be deemed to have been made on December 31st of the preceding calendar year (but not before December 31, 1982). If the Committee shall have made such election, and the same shall not have been revoked, then a Qualified Voluntary Employee Contribution may be transferred to the Trustee no later than the date stated in the foregoing notice. The Committee may revoke or modify the foregoing election at any time and from time to time, effective at once, by delivering a further written notice to that effect to all who are Participants on the date of such further notice.

         (d) Notwithstanding anything hereinabove to the contrary, a Qualified Voluntary Employee Contribution may not be made by a Participant for his taxable year in which such Participant attains the age of seventy and one-half (70-1/2) years and/or any taxable year of such Participant thereafter.

         (e) In the event that, in addition to making a Qualified Voluntary Employee Contribution, a Participant shall also make, for the same taxable year, a payment in cash to an individual retirement plan, he or she shall notify the Committee, and in that case the allowable amount of his or her Qualified Voluntary Employee Contribution shall be appropriately reduced as may be required to assure that his or her aggregate "qualified retirement contribution" (as defined above) for the year shall not exceed the amount allowable as a deduction under the Internal Revenue Code as 1954, as amended.

         (f) For purposes of subsection (b) of this Section 3.5, a Participant may designate a voluntary employee contribution (including one made after the end of the Plan Year, under subsection (c) above, if the election therein described is in force) as one which is not to be taken into account as a "qualified retirement contribution", by giving written notice to the Committee not later than the last day of the Plan Year in respect of which the voluntary employee contribution is made.

         (g) In the event that a Participant's Qualified Voluntary Employee Contribution exceeds the limitation of Section 3.5(a) (or a Participant designates, pursuant to subsection (f), that his voluntary employee contribution is not to be considered a Qualified Voluntary Employee Contribution), the Committee shall consider such excess (or, in the event of such designation, the entire amount) as a Voluntary Employee Contribution pursuant to Section 3.4, provided the Voluntary Employee Contributions attributable to such excess (or the entire amount, as the case may be) were made within the time limitation, and satisfied the percentage limitation, pursuant to Section 3.4. If such contributions were not made in a timely manner pursuant to Section 3.4, or exceeded the percentage limitations thereunder, the Committee shall direct the Trustee to return such contribution (or that amount which exceeded the percentage limitation) to the Participant.

         (h) In any case in which an Employee is a Participant in two or more qualified plans maintained by the Company or a Related Company, the aggregate Qualified Voluntary Employee Contributions to all plans may not exceed the amount determined under Section 3.5(a).

         (i) In any case where any of the foregoing provisions of this Section
3.5 are not in conformity with Treasury Regulations, the nonconforming provisions may be amended retroactively to assure conformity.

         (j) Notwithstanding the foregoing, effective December 31, 1986, Participants shall no longer be permitted to elect to make Qualified Voluntary Employee Contributions in accordance with this Section 3.5.

3.6 - ROLLOVER CONTRIBUTIONS.

         (a)(1) For Plan Years ending prior to January 1, 1993, an Eligible Employee, regardless of whether he has satisfied the participation requirements of Section 2.1 who, as a result of a termination of employment, disability or attainment of age 59-1/2, has received a distribution from a plan which meets the require ments of Section 401(a) of the Code may, in accordance with procedures approved by the Committee, transfer the distribution received from the other plan to the Trust; provided that the distribution is eligible for rollover treatment and exclusion from the gross income of the Participant in accordance with Section 402(a)(5) of the Code.

         (2) Effective for Plan Years beginning on or after January 1, 1993, an Eligible Employee, regardless of whether he or she has satisfied the participation requirements of Section 2.1, may, in accordance with procedures approved by the Committee, (1) have any portion of an "Eligible Rollover Distribution" (as defined in Section 402(f)(2)(A) of the
Code) paid directly to the Trust from another trust qualified under Section 401(a) of the Code; (2) within 60 days of receipt of an Eligible Rollover Distribution, pay any portion of the Eligible Rollover Distribution to the Trust; or (3) within 60 days of receipt of a distribution from a conduit IRA, pay any portion of the distribution to the Trust. Notwithstanding the foregoing, the amount transferred to the Trust must be in the form of cash.

         (b) The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Committee, the amount transferred shall be deposited in the Trust and shall be credited to the Eligible Employee's Old Rollover Account (in the case of rollovers made prior to May 1, 1990) or New Rollover Account (in the case of rollovers made on or after May 1, 1990). Such account shall be 100% vested in the Employee and shall share in income allocations as provided in the Plan, but shall not share in Company contribution allocations.

         (c) Upon such transfer by an Eligible Employee who has not yet completed the participation requirements of Section 2.1, his or her Old Rollover Account or New Rollover Account, as the case may be, shall represent his or her sole interest in the Plan until he or she becomes a Participant.

3.7 - SECTION 402(G) LIMIT ON COMPENSATION DEFERRALS.

         (a) Compensation Deferrals made on behalf of any Participant under this Plan and all other plans (which are described in Section 3.7(c)) maintained by the Company or a Related Company shall not exceed the limitation under Code
Section 402(g)(1) for the taxable year of the Participant, as adjusted annually under Section 402(g)(5) of the Code, and shall be effective as of January 1 of each calendar year.

         (b) In the event that the dollar limitation provided for in Section 3.7(a) is exceeded, the Participant is deemed to have requested a distribution of the excess amount by the first March 1 following the close of the Participant's taxable year, and the Committee shall distribute such excess amount, and any income allocable to such amount, to the Participant by April 15th. In determining the excess amount distributable with respect to a Participant's taxable year, excess Compensation Deferrals previously distributed or redesignated as after-tax contributions for the Plan Year beginning with or within such taxable year shall reduce the amount otherwise distributable under this Paragraph (b).

         (c) In the event that a Participant is also a participant in (1) another qualified cash or deferred arrangement as defined in Section 401(k) of the Code, (2) a simplified employee pension, as defined in Section 408(k) of the Code, or (3) a salary reduction arrangement, within the meaning of Section 3121(a)(5)(D) of the Code, and the elective deferrals, as defined in Section 402(g)(3) of the Code, made under such other arrangement(s) and this Plan cumulatively exceed the dollar limit under Section 3.7(a) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that the Compensation Deferrals made on his behalf under this Plan be reduced by an amount specified by the Participant. The Committee may then determine to distribute such excess in the same manner as provided in Section 3.7(b).

3.8 - SECTION 401(K) LIMITATIONS ON COMPENSATION DEFERRALS.

         (a) The Committee will estimate, as soon as practical before the close of the Plan Year and at such other times as the Committee in its discretion determines, the extent, if any, to which Compensation Deferrals may not be available to any Participant or class of Participants under Section 401(k) of the

Code. In accordance with any such estimate, the Committee may modify the limits in Section 3.2(a) or set initial or interim limits for Compensation Deferrals relating to any Participant or class of Participants. These rules may include provisions authorizing the suspension or reduction of Compensation Deferrals above a specified dollar amount or percentage of Compensation.

         (b) (1) For each Plan Year, an actual deferral percentage will be determined for each Participant equal to the ratio of the total amount of the Participant's Compensation Deferrals allocated under Section 3.2(a) for the Plan Year divided by the Participant's Compensation in the Plan Year.

         (2) In the case of family members treated as a single Highly Compensated Employee under paragraph (e) of the definition of "Highly Compensated Employee" in Section 1.2, in accordance with the family aggregation rules of Section 414(q)(6) of the Code, the actual deferral percentage shall be determined by combining the Compensation Deferrals and Compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the Compensation Deferrals and Compensation of such family members shall be disregarded for purposes of determining the actual deferral percentages for the group of non-Highly Compensated Employees under this Section 3.8.

         (3) In the case of a Participant who is a Highly Compensated Employee and who is eligible to participate in a cash or deferred arrangement under another plan(s) maintained by the Company or a Related Company which may be aggregated with this Plan pursuant to Treasury Regulation Section 1.401(k)-1(b)(3)(ii) (except as provided by Treasury Regulation 1.401(k)-1(g)(1)(B)(3)), the employee contributions and matching contributions from such other plan(s) shall be included for purposes of calculating the Participant's actual deferral percentage under this Plan.

         (4) An Employee's Compensation taken into account for this purpose shall be limited to Compensation received during the Plan Year while the Employee is a Participant. Except as otherwise provided in this Section 3.8(b), with respect to Participants who have made no Compensation Deferrals under this Plan, such actual deferral percentage will be zero.

         (c) The average of the actual deferral percentages for Highly Compensated Employees ("High Average") when compared with the average of the actual deferral percentages for non-Highly Compensated Employees ("Low Average") must meet one of the following requirements:

         (1) The High Average is no greater than 1.25 times the Low Average; or

         (2) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

         (d) If, at the end of a Plan Year, a Participant or class of Participants has excess Compensation Deferrals, then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

         (1) Within 2-1/2 months after the end of the Plan Year, the Committee may notify (in accordance with any rules prescribed by the Commissioner of the Internal Revenue Service) a Participant who is a Highly Compensated Employee that all or a portion of the Participant's excess Compensation Deferrals for a Plan Year will be redesignated as after-tax contributions and accounted for separately pursuant to Section 3.2(d). Excess Compensation Deferrals, however, may not be redesignated as after-tax employee contributions with respect to a Highly Compensated Employee to any extent that such redesignated after-tax employee contributions would exceed the limits of Section 3.4 when combined with the Voluntary Employee Contribution of that Employee for the Plan Year. The Company may make any adjustments to withhold any federal, state, or local taxes due on such amounts against Compensation yet to be paid to the Participant during that taxable year.

         (2) The Committee may return any or all excess Compensation Deferrals, and any earnings attributable thereto through the date of distribution, to the Company employing the Participant, solely for the purpose of enabling the Company to withhold any federal, state, or local taxes due on such amounts. The Company will pay all remaining amounts to the Participant within the 2-1/2 month period following the close of the Plan Year to which the excess Compensation Deferrals relate to the extent feasible, but in all events no later than 12 months after the close of such Plan Year.

         (3) The Company, in its discretion, may make a contribution to the Plan, which will be allocated as a fixed dollar amount among the Accounts of non-Highly Compensated Employees who have met the requirements of Section 2.1.

Any such excess Compensation Deferrals recharacterized as after-tax contributions or distributed from the Plan with respect to a Participant for a Plan Year shall be reduced by any amount previously distributed to such Participant under Section 3.7(b) for the Participant's taxable year ending with or within such Plan Year.

         (e) The amount of the excess Compensation Deferrals will be determined by the Committee by reducing the actual deferral percentage of the Highly Compensated Employee(s) with the highest actual deferral percentage to the extent required to enable the Plan to meet the limits in (c) above or to cause the actual deferral percentage of such Highly Compensated Employee(s) to equal the actual deferral percentage of the Highly Compensated

Employee(s) with the next-highest actual deferral percentage. The process in the preceding sentence shall be repeated until the Plan satisfies the limits in (c) above. In the case of family members subject to the family aggregation rules of
Section 414(q)(6) of the Code, excess Compensation Deferrals will be allocated among family members in proportion to the Compensation Deferrals of each family member that have been combined under Section 3.8(b) above. The earnings attributable to excess Compensation Deferrals will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant's excess Compensation Deferrals and earnings attributable to the Compensation Deferrals.

         (f) If the Committee determines that an amount to be deferred pursuant to the election provided in Section 3.2 would cause Company contributions under this and any other tax-qualified retirement plan maintained by any Company to exceed the applicable deduction limitations contained in Section 404 of the Code, or to exceed the maximum Annual Addition determined in accordance with
Article IV, the Committee may treat such amount in accordance with the rules in subsection (a).

         (g) For purposes of satisfying Section 410(b) of the Code, the Committee may, in its discretion, aggregate the Plan with any other plans permitted under the Code. If this Plan is aggregated with any other plan(s) for purposes of satisfying Section 410(b) of the Code (other than the average benefit percentage test), this Plan and such other plan(s) shall be treated as a single plan for purposes of applying the tests described in this section 3.8.

3.9 - SECTION 401(M) LIMITATIONS ON VOLUNTARY EMPLOYEE CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS.

         (a) The Committee will estimate, as soon as practical, before the close of the Plan Year and at such other times as the Committee in its discretion determine, the extent, if any, to which Voluntary Employee Contributions and/or Employer Matching Contributions may not be available to any Participant or class of Participants under Code Section 401(m). In accordance with any such estimate, the Committee may modify the limits in Section 3.3 and/or limits in Section 3.4 or set initial or interim limits or percentages for Voluntary Employee Contributions and/or Employer Matching Contributions relating to any Participant or class of Participants. After determining the amount of excess Compensation Deferrals, if any, under Sections 3.8(a) and 3.8(b), the Committee shall determine the aggregate contribution percentage under (b) below.

         (b) (1) For each Plan Year, a contribution percentage will be determined for each Participant equal to the ratio of the total amount of the Participant's Voluntary Employee Contributions and Employer Matching Contributions allocated under Sections 3.3 and 3.5 for the Plan Year and any Compensation Deferrals of the Participant redesignated as after-tax contributions under Section 3.2(d) and 3.8(d) in the Plan Year in which such excess Compensation Deferrals would be included in the gross income of the Participant divided by the Participant's Compensation in the Plan Year. For purposes of this Section 3.9 the Company, in its sole discretion, may treat all or any part of its Company Contributions and Compensation Deferrals as Employer Matching Contributions to the extent permitted by Treasury Regulations. Except as otherwise permitted by the Code or Treasury Regulations, any such Company Contributions or Compensation Deferrals that are treated as Employer Matching Contributions shall not be treated as Compensation Deferrals for purposes of
Section 3.8(b). If Compensation Deferrals are treated as Employer Matching Contributions, the Plan must satisfy Section 3.8(b) both by counting such amounts as Compensation Deferrals and by excluding such amounts as Compensation Deferrals. Furthermore, any Employer Matching Contributions or Company Contributions treated as Compensation Deferrals under Section 3.8(b) shall not be used to satisfy the requirements of this Section 3.9(b), except as otherwise permitted by the Code or Treasury Regulations.

         (2) In the case of family members treated as a single Highly Compensated Employee under Paragraph (e) of the definition of "Highly Compensated Employee" in Section 1.2, in accordance with the family aggregation rules of Section 414(q)(6) of the Code, the contribution percentage shall be determined by combining the Voluntary Employee Contributions, Employer Matching Contributions and Compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the Voluntary Employee Contributions, Employer Matching Contributions, Compensation and all amounts treated as Employer Matching Contributions of such family members shall be disregarded for purposes of determining the average of the contribution percentages for the group of non-Highly Compensated Employees under this Section 3.8.

         (3) In the case of a Participant who is a Highly Compensated Employee and who makes employee contributions to or is entitled to matching contributions from another plan(s) maintained by the Company or a Related Company which may be aggregated with this Plan pursuant to Section 1.401(m)-1(b)(3)(ii) of the Treasury Regulations (except as provided by Section 1.401(m)-1(f)(1)(ii)(B) of the Treasury Regulations), the employee contributions and matching contributions from such other plan(s) shall be included for purposes of calculating the Participant's actual contribution percentage under this Plan.

         (4) An Employee's Compensation taken into account for this purpose shall be limited to Compensation received during the

Plan Year while the Employee is a Participant. Except as otherwise provided in this Section 3.9(b), with respect to Participants for whom there were no Employer Matching Contributions under this Plan, such contribution percentage will be zero.

         (c) The average of the contribution percentages for Highly Compensated Employees ("High Average") when compared with the average of the contribution percentages for non-Highly Compensated Employees ("Low Average") must meet one of the following requirements:

         (1) The High Average is no greater than 1.25 times the Low Average; or

         (2) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

         (d) If, at the end of a Plan Year, a Participant or a class of Participants has excess contributions, then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

         (1) Excess Employer Matching Contributions (and any earnings attributable thereto through the date of distribution) attributable to excess Compensation Deferrals under Section 3.7 or 3.8 may be forfeited.

         (2) Employer Matching Contributions (and any earnings attributable thereto through the date of distribution) that are not vested may be forfeited.

         (3) Excess Voluntary Employee Contributions and excess Employer Matching Contributions (and any earnings attributable to such excess amounts through the date of distribution) may be distributed to the Participant within the 2-1/2 month period following the close of the Plan Year to the extent feasible, and in all events no later than 12 months after the close of Plan Year.

         (e) The amount of excess Voluntary Employee Contributions and Employer Matching Contributions shall be determined by the Committee by reducing the contribution percentage of the Highly Compensated Employee(s) with the highest contribution percentage to the extent required to enable the Plan to meet the limits in (c) above or to cause the contribution percentage of such Employee(s) to equal the contribution percentage of the Highly Compensated Employee(s) with the next-highest contribution percentage. The process in the preceding sentence shall be repeated until the Plan satisfies the limits in (c) above. In the case of family members subject to the family aggregation rules of Section 414(q)(6) of the Code, excess contributions will be allocated among family members in proportion to the Voluntary Employee Contributions and Employer Matching Contributions of each family member that have been combined under Section 3.9(b) above.

The earnings attributable to excess contributions will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or to his Beneficiary, if applicable) for any losses cause by inaccurately estimating or calculating the amount of any Participant's excess contributions and earnings attributable to the contributions.

         (f) For purposes of satisfying Section 410(b) of the Code, the Committee may, in its discretion, aggregate the Plan with any other plans permitted under the Code. If this Plan is aggregated with any other plan(s) for purposes of satisfying Section 410(b) of the Code (other than the average benefit percentage test), this Plan and such other plan(s) shall be treated as a single plan for purposes of applying the tests described in section 3.9.

         (g) The tests of Sections 3.8(c) and 3.9(c) shall be met in accordance with the prohibition against the multiple use of the alternative limitation under Code Section 401(m)(9).

3.10 - VALUATION OF OLD COMPANY ACCOUNTS, OLD ROLLOVER ACCOUNTS, VOLUNTARY EMPLOYEE CONTRIBUTIONS ACCOUNTS, AND QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS ACCOUNTS.

         (a) The provisions of this Section 3.10 apply to a Participant's Old Company Account, Old Rollover Account, Voluntary Employee Contributions Account and Qualified Voluntary Employee Contributions Account. Notwithstanding the preceding sentence, effective May 1, 1990, this Section 3.10 shall only apply to that portion of a Participant's Old Company Account which as of May 1, 1990 was invested in the Pooled Asset Fund. As of each Valuation Date, the Committee (relying on the report of the Trustee) shall determine the fair market value of the Trust assets and shall deduct from such fair market value the following amounts in order to determine the net fair market value of the Trust assets as of such date:

         (1) The Company's contribution under Section 3.1 in which the Valuation Date occurs to the extent such contribution has been paid on or prior to such Valuation Date.

         (2) Amounts which were contributed since the prior Valuation Date pursuant to Sections 3.4, 3.5 and 3.6

         (b) To determine any increase or decrease in the fair market value of the Trust assets, the net fair market value of such assets determined in accordance with the preceding subsection shall be compared to the total of the fair market value on the preceding

Valuation Date of the Trust assets, less any distributions since the preceding Valuation Date.

         (c) Any increase or decrease in the net fair market value of such assets so determined shall be allocated to all Participants' Accounts referred to in subsection (a) above in the proportion that the cumulative amount previously allocated and remaining credited to each Participant's Account(s) referred to in subsection (a) bears to the total of the cumulative amounts previously allocated and remaining credited to all such Accounts. The allocation required by this Section 3.10 on the Anniversary Date shall be the second allocation made by the Committee at the end of each Plan Year and shall be made immediately following the allocation of forfeitures made under Section 3.1(c).

         (d) Notwithstanding anything to the contrary herein, if the Committee determines that an alternative method of allocating earnings and losses would better serve the interests of Participants and Beneficiaries or could be more readily implemented, the Committee may substitute such alternative; provided that any such alternative method must result in Plan earnings being allocated on the general basis of Account balances.

3.11 - INVESTMENT FUNDS FOR OLD COMPANY ACCOUNTS, OLD ROLLOVER ACCOUNTS, VOLUNTARY EMPLOYEE CONTRIBUTIONS ACCOUNTS, QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS ACCOUNTS, NEW COMPANY ACCOUNTS, NEW ROLLOVER ACCOUNTS, SAVINGS ACCOUNTS, MATCHING ACCOUNTS.

         (a) The provisions of this Section 3.11 are effective May 1, 1990, and apply to a Participant's Old Rollover Account, Voluntary Employee Contributions Account, Qualified Voluntary Employee Contributions Account, New Company Account, New Rollover Account, Savings Account, Matching Account, and that portion of a Participant's Old Company Account which was not invested in the Pooled Asset Fund as of May 1, 1990 (collectively referred to herein as the "Self-Directed Accounts"). The Committee shall select the Investment Funds available under this Plan. Consistent with the preceding sentence, the Committee may modify, add to or remove one or more of the Investment Funds in which Participants may invest their Self-Directed Accounts. The Committee shall describe the investments to be made under each Investment Fund in such detail as the Committee deems appropriate in its sole discretion.

         (b) Each Participant shall have the right upon open enrollment and as of the first day of each calendar quarter, or as frequently as authorized by the Committee, to elect in 10% increments the Investment Funds under which his or her Self-

Directed Accounts will be invested, pursuant to such rules as the Committee may adopt from time to time. A Participant must notify the Committee of his or her allocation election prior to the effective date of such allocation. In the absence of a designation under this subsection, the Participant's Self-Directed Accounts shall be invested in the Investment Fund maintained under the Plan that is a money market fund, or if no money market Investment Fund is then maintained under the Plan, the Investment Fund that most strongly emphasizes conservation of capital.

         (c) Participant loans made pursuant to Section 9.11 shall not be included in any of the Investment Funds. Instead, for any Participant who takes such a loan, the loan shall be considered an investment of his or her Self-Directed Accounts. Such Participant's Self-Directed Accounts shall be credited with the investment gain or loss attributable to such loan.

3.12 - VALUATION OF OLD COMPANY ACCOUNTS, OLD ROLLOVER ACCOUNTS, VOLUNTARY EMPLOYEE CONTRIBUTIONS ACCOUNTS, QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS ACCOUNTS, NEW COMPANY ACCOUNTS, NEW ROLLOVER ACCOUNTS, SAVINGS ACCOUNTS, MATCHING ACCOUNTS.

         This Section 3.12 is effective May 1, 1990 and applies to a Participant's Self-Directed Accounts (as such term is defined in Section 3.11). As of each Valuation Date, the Committee will determine the net investment gain or loss, after adjustment for applicable expenses, if any, of each Investment Fund since the immediately preceding Valuation Date. The net investment gain or loss of each such Investment Fund will be allocated to each Participant's Self-Directed Accounts balances in an amount bearing the same ratio to the net investment gain or loss of that Investment Fund as the portion of such Participant's Self-Directed Accounts balances invested in such Investment Fund bears to the total of all Participants' Self-Directed Accounts balances invested in such Investment Fund. For purposes of this Section 3.12 only, a Participant's Self-Directed Accounts balances means his or her Self-Directed Accounts balances as of the preceding Valuation Date.

                                   ARTICLE IV

                         LIMITATION ON ANNUAL ADDITIONS

         Notwithstanding anything else contained herein, the Annual Additions, to all the Accounts of a Participant shall not exceed the lesser of $30,000 (or, if greater, 1/4 of the defined benefit dollar limitation in effect under Section 415(b)(1) of the Code for the limitation year) or 25% of the Participant's
Section 415 Compensation from the Company and all Related Companies during the Plan Year, in accordance with the provisions of Appendix A attached hereto.

                                    ARTICLE V

                                     VESTING

5.1 - FULLY VESTED ACCOUNTS.

         A Participant's Savings Account, Voluntary Employee Contributions Account, Qualified Voluntary Employee Contributions Account, New Rollover Account and Old Rollover Account shall be 100% vested and nonforfeitable.

5.2 - NEW COMPANY ACCOUNT, OLD COMPANY ACCOUNT AND MATCHING ACCOUNT.

         (a) Vesting at Normal Retirement Age.

         A Participant shall become 100% vested in his or her New Company Account, Old Company Account and Matching Account upon reaching his or her Normal Retirement Age if the Participant is then employed by the Company or a Related Company.

         (b) Vesting Before Normal Retirement Age.

              (1) Prior to his or her Normal Retirement Age, a Participant shall become 100% vested in his or her New Company Account, Old Company Account and Matching Account if, while an Employee, the Participant incurs a Disability, or dies; or

              (2) With respect to a Participant's New Company Account and Matching Account, the Participant shall become vested in accordance with the following schedule:

          Years of
       Vesting Service                      Percentage Vested
       ---------------                      -----------------
         less than 1                               20%
             1                                     40%
             2                                     60%
             3                                     80%
             4                                     100%

              (3) With respect to a Participant's Old Company Account, the Participant shall become vested in accordance with the following schedule:

          Years of
       Vesting Service                      Percentage Vested
       ---------------                      -----------------
          less than 2                              0%
              2                                    20%
              3                                    40%
              4                                    60%
              5                                    80%
              6                                    100%

              (4) If a Participant incurs a One-Year Break in Service Year before he has a vested interest under this Article V, in determining his or her Years of Vesting Service under this Section 5.2, all Years of Vesting Service earned before the One-Year Break in Service Year shall be forfeited if the consecutive number of One-Year Break in Service Years equals or exceeds the greater of five or the Years of Vesting Service earned before the One-Year Break in Service Year.

              (5) All Years of Service shall be taken into account in determining the vested percentage in a Participant's New Company Account, Old Company Account and Matching Account; provided, however, that if a Participant incurs a Break in Employment which is followed by five consecutive One-Year Break in Service Years and is subsequently reemployed, no Year of Vesting Service after such five consecutive One-Year Break in Service Years shall be taken into account in determining the vested percentage in a Participant's New Company Account, OLD Company Account and Matching Account accrued up to any such One-Year Break in Service Year.

              (6) If a Participant who is less than 100% vested in his or her New Company Account, Old Company Account and Matching Account ceases to participate and receives a distribution of his or her New Company Account, Old Company Account or Matching Account, such portion of his or her New Company Account, Old Company Account or Matching Account as is not vested shall be forfeited at the time of the distribution and allocated in the manner provided in Section 3.1(c) or Section 3.3(b), as applicable. For purposes of the preceding sentence, a Participant who ceases to participate in the Plan and whose nonforfeitable percentage in his or her New Company

    Account, Old Company Account or Matching Account is zero, shall be deemed to have received a complete distribution of the nonforfeitable portion of his or her New Company Account, Old Company Account or Matching Account. If a former Participant who has suffered a forfeiture on account of his or her termination of participation in accordance with this subsection (b)(6) is reemployed as an Employee by the Company before incurring five consecutive One-Year Break in Service Years and repays to the Plan all money distributed from his or her New Company Account, Old Company Account and Matching Account prior to 60 months after such reemployment, any amounts so forfeited (unadjusted for any increase or decrease in the value of Trust assets subsequent to the date on which the forfeiture occurred) shall be reinstated to the Participant's New Company Account, Old Company Account or Matching Account, as the case may be, within a reasonable time after such repayment. Such reinstatement shall be made from forfeitures of Accounts of Participants occurring during the Plan Year in which such reinstatement occurs to the extent such forfeitures are attributable to contributions by the same company (or a company that is a Related Company to that company) and earnings on such contributions; provided, however, if such forfeitures are not sufficient to provide such reinstatement, the reinstatement shall be made from the current year's contribution by that Company to the Plan. If the Participant does not make such repayment within the prescribed time limits, the amounts forfeited as a result of the Break in Employment will not be restored.

              (7) If a Participant was fully vested in such Participant's Accounts at the time of his or her Break in Employment and, therefore, received a distribution of the entire balance in his or her Accounts at that time, such Participant will not be entitled to repay the distributed amounts and have his or her Accounts restored. Such Participant will not, however, lose credit for prior Years of Vesting Service.

              (c) Notwithstanding the preceding subsections, in the case of a Participant who incurs a Break in Employment prior to the first Plan Year beginning after 1984, the word "one" shall be substituted for "five" in subsections (b)(4), (b)(5) and/or (b)(6) if such substitution results in the following conditions being met: in the case of subsection (b)(4), the described forfeiture would have occurred prior to the first Plan Year beginning after 1984; or, in the case of subsections (b)(5) and (b)(6), a One-Year Break in Service Year would have occurred before the first Plan Year beginning after 1984.

                                   ARTICLE VI

                                  DISTRIBUTIONS

    6.1 - DISTRIBUTION OF BENEFITS.

         (a) Benefits shall become distributable to a Participant or his Beneficiary (in the case of death) upon a Break in Employment.

         (b) The amount of the benefits distributable to a Participant upon a Break in Employment shall be the amount credited to such Participant's New Company Account, Old Company Account and Matching Account as of the Valuation Date referred to in subsections (c) and (d) below multiplied by the percentage of his or her vested interest determined under Section 5.2 plus the amount credited to such Participant's Savings Account, New Rollover Account, Old Rollover Account, Voluntary Employee Contributions Account and Qualified Voluntary Employee Contributions Account as of such Valuation Date plus any contributions made to the Participant's Accounts after such Valuation Date and less any withdrawals from the Participant's Accounts after such Valuation Date.

         (c) If the nonforfeitable balance in the Participant's Accounts is $3,500 or less, such amount shall be distributed in a cash lump sum upon a Break in Employment. For purposes of the preceding sentence, the Participant's Accounts shall be valued as of the Valuation Date coinciding with or immediately preceding the Break in Employment.

         (d)(1) If the nonforfeitable balance in the Participant's Accounts exceeds $3,500, distribution shall be made upon a Break in Employment only if the Participant consents in writing to a distribution. The distribution shall be paid in the form of a cash lump sum (or an in-kind distribution of property allocable to a Participant's Accounts or a combination of cash and such property), provided, however, that the Participant may elect the optional forms of benefits described in paragraph (2) of this Section 6.1(d) with respect to the amounts credited to his or her Old Company Account, Old Rollover Account, Voluntary Employee Contributions Account and Qualified Voluntary Employee Contributions Account, and the Participant may elect the optional form of benefits described in paragraph (3) of this Section 6.1(d) with respect to the amounts credited his or her Savings Account, Matching Account, New Company Account and New Rollover Account. For purposes of this subsection (d), the Participant's Accounts shall be valued as of the Valuation Date immediately following the Committee's acceptance of the Participant's written election for a distribution.

         (2) With respect to that portion of a Participant's distribution which is attributable to the Participant's Old Company

Account, Old Rollover Account, Voluntary Employee Contributions Account and Qualified Voluntary Employee Contributions Account, a Participant may elect (instead of the lump sum distribution described in Section 6.1(d)(1)) the following optional forms of distribution:

         (A) An annuity for the life of the Participant or an annuity for the life of the Participant with a survivor annuity for the life of the Participant's designated Beneficiary which is either 50 percent, 75 percent or 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Participant's designated Beneficiary; provided, however, that any such annuity shall be subject to the provisions of Section 6.2.

         (B) Cash payments over a period certain in monthly, quarterly, semiannual or annual installments of substantially equal designated amounts over a period not to extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his or her designated Beneficiary).

If a Participant elects a form of distribution other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the participant or joint and last survivor expectancy of the

Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy shall be computed by the use of the return multiples contained in Treasury Regulations Section 1.72-9. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually. However, the life expectancy of a nonspouse Beneficiary may not be recalculated.

         (3) With respect to that portion of a Participant's distribution which is attributable to the Participant's Savings Account, Matching Account, New Rollover Account and New Company Account, a Participant may elect (instead of the lump sum distribution described in Section 6.1(d)(1)) to have such amounts paid in the form of installments in the manner described in Section 6.1(d)(2)(B).

         (e) If a Participant whose nonforfeitable balance in his or her Accounts exceeds $3,500 does not consent to receive a distribution, the amounts payable shall commence to be distributed after the end of the Plan Year of the Participant's death or the attainment of his or her Normal Retirement Age, whichever occurs first.

         (f) If a terminating Participant consents to an immediate distribution, the nonvested portion of his or her Accounts shall be forfeited in the year of distribution and his rights with respect to the forfeited portion shall be governed by Section 5.2(d).

6.2 - JOINT AND SURVIVOR ANNUITY.

         (a) The provisions of this Section 6.2 shall apply to any Participant
(i) who is credited with at least one Hour of Service with the Company on or after August 23, 1984, (ii) who has amounts in his or her Old Company Account, Old Rollover Account, Voluntary Employee Contributions Account or Qualified Voluntary Employee Contributions Account and (iii) who elects an annuity form of payment in accordance with 6.1(d)(2)(A).

         (b) Unless another form of benefit is selected pursuant to a Qualified Election (as defined in Section 6.2(d)(2)) within the 90-day period ending on the date benefit payments would commence, the distributable balance of the Accounts described in Section 6.2(a) above will be used to purchase a Qualified Joint and Survivor Annuity (as defined in Section 6.2(d)(3) below).

         (c) Unless another form of benefit and/or a Beneficiary other than the Participant's Spouse has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before benefits have commenced then the distributable balance of the Accounts described in Section 6.2(a) above shall be applied toward the purchase of an annuity for the life of the surviving

Spouse; the Spouse may, however, after the Participant's death elect any of the forms of benefit under Section 6.1(d)(2).

         (d) For purposes of this Section 6.2, the following terms shall have the meaning specified below:

         (1) Election Period: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant has a Break in Employment prior to the first day of the Plan Year in which age 35 is attained, with respect to the balance of the Accounts described in Section 6.2(a) as of the Break in Employment, the Election Period shall begin on the date the Break in Employment occurs.

         (2) Qualified Election: A waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. The waiver must be in writing and must be consented to by the Participant's Spouse. The Spouse's consent to a waiver must be witnessed by a Plan representative or notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

         (3) Qualified Joint and Survivor Annuity: An annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is 50 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse. For a Participant who is not married, Qualified Joint and Survivor Annuity means a straight life annuity.

         (4) Spouse (surviving Spouse): The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

         (e) In the case of a Qualified Joint and Survivor annuity as described in Section 6.2(d)(3), the Committee shall provide each Participant within a reasonable period prior to the commencement of benefits a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

6.3 - WITHDRAWALS OF VOLUNTARY EMPLOYEE CONTRIBUTIONS AND QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS.

         (a) A Participant may withdraw part or all of his or her Voluntary Employee Contributions Account and Qualified Voluntary Employee Contributions Account. In the event such a withdrawal is made, a Participant shall not be permitted to make Voluntary Employee Contributions (in the case of a withdrawal from his or her Voluntary Employees Contributions Account) or Qualified Voluntary Employees Contributions (in the case of a withdrawal from his or her Qualified Voluntary Employee Contributions Account) for one Plan Year.

         (b) A withdrawal under this section may be made by written notice filed with the Committee at least 10 days prior to the intended withdrawal date. A Participant's withdrawal under this section shall be consented to in writing by the Participant's spouse, which consent shall acknowledge the effect of the consent and be witnessed by a Plan representative or a notary public. Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of the Plan representative) that there is no spouse, that the required consent cannot be obtained because the spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations.

6.4 - HARDSHIP DISTRIBUTIONS FROM OLD COMPANY ACCOUNT.

         (a) Subject to the approval of the Committee and guidelines promulgated by the Committee, a Participant may request in writing to receive a distribution of up to 75 percent of the vested portion of his or her Old Company Account valued as of the immediately preceding Anniversary Date in order to meet a financial hardship resulting from:

         (1) Uninsured medical expenses previously incurred by the Participant, or the Participant's spouse or dependent or necessary to obtain such medical care;

         (2) The purchase (excluding mortgage payments) of a principal residence of the Participant;

         (3) The payment of tuition for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children or dependents;

         (4) The prevention of eviction of the Participant from his or her principal residence, or foreclosure on the mortgage of the Participant's principal residence; and

         (5) Any other event described in Treasury Regulations or rulings as an immediate and heavy financial need and approved by the Company as a reason for permitting distribution under this Section.

         (b) Each distribution paid pursuant to this Section shall be deemed to be made as of the first day of the Plan Year in which the Participant requests a distribution and the Participant's Old Company Account shall be reduced accordingly. No distribution shall be made pursuant to this section 6.4 unless the balance in the Participant's Old Company Account has accumulated for at least two (2) years or the Participant has completed 5 years of participation in the Plan.

         (c) A Participant's request for a distribution under this Section shall be consented to in writing on forms provided by the Committee by the Participant's spouse in the manner described in section 6.3(b).

6.5 - HARDSHIP WITHDRAWALS FROM SAVINGS ACCOUNTS.

         (a) The provisions of this Section 6.5 are effective as of May 1, 1990. Subject to the approval of the Committee and guidelines promulgated by the Committee, withdrawals from the Participant's Savings Account may be permitted to meet a financial hardship resulting from:

         (1) Uninsured medical expenses previously incurred by the Participant, or the Participant's spouse or dependent or necessary to obtain such medical care;

         (2) The purchase (excluding mortgage payments) of a principal residence of the Participant;

         (3) The payment of tuition for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children or dependents;

         (4) The prevention of eviction of the Participant from his or her principal residence, or foreclosure on the mortgage of the Participant's principal residence; and

         (5) Any other event described in Treasury Regulations or rulings as an immediate and heavy financial need and approved by the Company as a reason for permitting distribution under this Section.

The Committee shall determine, in a non-discriminatory manner, whether a Participant has a financial hardship. A distribution may be made under this section only if such distribution does not exceed the amount required to meet the immediate financial need created by the hardship (including taxes or penalties reasonably anticipated from the distribution) and is not reasonably available from other resources of the Participant.

         (b) The withdrawal amount shall not in any event exceed the value of the Participant's Savings Account as of the Valuation Date immediately following the Committee's acceptance of the Participant's written application for a hardship withdrawal. In addition, the withdrawal amount shall not exceed the value of the

Participant's Compensation Deferrals to such Account, less previous withdrawals and excluding earnings. Payment of the withdrawal shall be in a single sum no later than the end of the month following the date on which the withdrawal is approved by the Committee.

         (c) If a Participant withdraws any amount from his Savings Account pursuant to this section, he must agree in writing that he shall be unable to elect that any Compensation Deferrals or any other employee contributions (excluding mandatory employee contributions to a defined benefit plan) be made on his behalf under this Plan or under any other plan maintained by the Company or a Related Company until one year after receipt of the withdrawal. For purposes of the preceding sentence, a plan includes any qualified plan or nonqualified plan of deferred compensation and any stock purchase or stock option plan, but does not include cafeteria plans or any other health or welfare benefit plans. In addition, a Participant who withdraws any amount from his Savings Account pursuant to this Section shall be unable to elect any Compensation Deferrals under this Plan or under any other plan maintained by the Company or a Related Company for the Participant's taxable year immediately following the taxable year of the withdrawal to any extent that such Compensation Deferral would exceed the applicable limit under Section 402(g) of the Code for such taxable year, reduced by the amount of such Participant's Compensation Deferrals for the taxable year of the withdrawal.

         (d) A Participant shall not be permitted to make any withdrawals from his Savings Account pursuant to this section until he has obtained all distributions and all non-taxable loans currently available under all qualified profit sharing and retirement plans maintained by the Company or a Related Company.

         (e) A Participant's withdrawal under this Section shall be consented to in writing on forms provided by the Committee by the Participant's spouse in the manner described in Section 6.3(b).

6.6 - WITHDRAWALS FROM SAVINGS ACCOUNTS UPON ATTAINING AGE 59-1/2.

         The provisions of this Section 6.6 are effective as of May 1, 1990. After attaining age 59-1/2, a Participant may elect to withdraw amounts, in cash, from the nonforfeitable portion of his or her Savings Account. No more than one withdrawal may be made in any Plan Year from the Participant's Savings Account under this section. For purposes of withdrawals under this section, a Participant's Savings Account shall be valued as of the Valuation Date coinciding with or immediately preceding the Committee's acceptance of the Participant's written application for a distribution under this section. A Participant's withdrawal under this Section must be consented to in writing on forms provided by this Committee by the Participant's spouse in the manner described in Section 6.3(b).


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
6.7 - QUALIFIED DOMESTIC RELATIONS ORDERS.

         Subject to the procedures established by the Committee under Section 9.4(b), benefits may be paid from the nonforfeitable balance of a Participant's Accounts in accordance with a qualified domestic relations order as defined in
Section 414(p) of the Code without regard to whether the Participant has attained the "earliest retirement age," as defined in Section 414(p) of the Code.

6.8 - INABILITY TO LOCATE PARTICIPANT.

         In the case of any distribution of an Account under this Plan, if the Committee is unable to make such payment within three years after payment is due a Participant or Beneficiary because it cannot locate such Participant or Beneficiary, the Trustee shall direct that such amount shall be forfeited and shall be reallocated (as of the Anniversary Date coincident with or next succeeding the expiration of the aforesaid time limit) to the remaining Participants' Accounts, as in the case of amounts forfeited for any other reason and the assets of this Plan shall be relieved of the liability for such payment. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such account shall be reinstated from forfeitures of Participants in this Plan occurring during the Plan Year in which such reinstatement occurs; provided, however, that if such forfeitures are not sufficient to provide such reinstatement, an additional Company contribution shall be made for the Plan Year in which reinstatement occurs to cover such reinstatement. Establishment of an account through such reinstatement shall not be deemed an "annual addition" under Section 415 of the Code or Article IV of the Plan.

6.9 - LIMITATIONS ON DISTRIBUTIONS.

         (a) When benefits become distributable, the Committee shall direct the Trustee to distribute the amount described above promptly, the payment of such benefits to commence, notwithstanding anything to the contrary contained herein, no later than 60 days following the close of the later of the Plan Year in which
(1) a Participant reaches Normal Retirement Age, (2) the Participant incurs a Break in Employment, or (3) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan (unless the amount of the Participant's benefit has not been calculated by that date or the Participant cannot be located, in which case distribution shall begin no later than 60 days after the payment can be calculated or the Participant located).

         (b) Notwithstanding anything to the contrary contained herein, the distribution options under the Plan shall comply with Section 401(a)(9) of the Code and regulations promulgated thereunder, which are hereby incorporated by this reference as a part of the Plan. Accordingly, unless otherwise permitted by law, the entire interest of each Participant shall commence to be distributed, by April 1 of the calendar year following the calendar year in which the Participant reaches age 70-1/2. Except as provided by law, a Participant who reached age 70-1/2 before January 1, 1988 and who was not a five percent owner of the Company at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 66-1/2 or thereafter, is not required to receive distribution of his interest until he separates from service. If a Participant continues employment past the required beginning date described above, distributions required to be made shall be appropriately adjusted to reflect additional accruals in accordance with Treasury Regulations.

6.10 - DIRECT ROLLOVERS.

         (a) This Section 6.10 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 6.10, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an eligible Retirement Plan specified by the Distributee in a Direct rollover.

         (b) Eligible Rollover Distributions: For purposes of this Section 6.10, an "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

              (1) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

              (2) the portion of any distribution that is non includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (c) Eligible Retirement Plan: For purposes of this Section 6.10, and "Eligible Retirement Plan" is an individual retirement account described in
Section 408(a) of the Code, an individual retirement annuity described in
Section 408(b) of the Code, and annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (d) Distributee: For purposes of this Section 6.10, a "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

         (e) Direct Rollover: For purposes of this Section 6.10, a "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee."


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
                                   ARTICLE VII
                                  THE COMMITTEE

7.1 - MEMBERS.

         A committee (hereinafter referred to as the "Committee") shall be appointed by, and shall serve at the pleasure of, the Board. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

7.2 - COMMITTEE ACTION.

         The Board shall choose a Chairman for the Committee and the Committee shall choose a Secretary. The Secretary shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. Any action of the Committee shall be taken pursuant to the vote or written consent of a majority of its members present, and such action shall constitute the action of the Committee and be binding upon the same as if all members had joined therein. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee. The Trustee or any third person dealing with the Committee may conclusively rely upon any certificate or other written direction so signed.

7.3 - RIGHTS AND DUTIES.

         (a) The Company shall be the Plan Administrator (as defined in Section 3(16)(A) of ERISA.) The Company delegates its duties under the Plan to the Committee. The Committee shall act as the Fiduciary with respect to control and management of the Plan for purposes of ERISA on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

         (1) To determine all questions relating to the eligibility of Employees to participate;

         (2) To construe and interpret the terms and provisions of this Plan;

         (3) To compute, certify to, and direct the Trustee with regard to the amount and kind of benefits payable to Participants and their Beneficiaries;

         (4) To authorize all disbursements by the Trustee from the Trust;

         (5) To maintain all records that may be necessary for the administration of the Plan other than those maintained by the Trustee;

         (6) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by ERISA or other law, other than those prepared and filed by the Trustee;

         (7) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

         (8) To appoint a plan administrator or, any other agent, and to delegate to them or to the Trustee such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe, and to designate each such administrator or agent as Fiduciary with regard to matters delegated to him; and

         (9) To establish claims procedures consistent with regulations of the Secretary of Labor for presentation of claims by Participants and Beneficiaries for Plan benefits, consideration of such claims, review of claim denials and issuance of a decision on review. Such claims procedures shall at a minimum consist of the following:

              (A) The Committee shall notify Participants and, where appropriate, Beneficiaries of their right to claim benefits under the claims procedures, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

              (B) The Committee shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than 90 days after the claim is received by the Committee, unless special circumstances require an extension of time for processing the claim. If an extension is required, notice of the extension shall be furnished the claimant prior to the end of the initial 90-day period, which notice shall indicate the reasons for the extension and the expected decision date. The extension shall not exceed 90 days. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the three preceding sentences. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of this Plan on which denial is based, (iii) description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and (iv) an explanation of the procedure for further reviewing the denial of the claim under the Plan.

              (C) The Committee shall establish a procedure for review of claim denials, such review to be undertaken by the Committee. The review given after denial of any claim shall be a full and fair review with the claimant or his duly authorized representative having 60 days after receipt of denial of his claim to request such review, the right to review all pertinent documents and the right to submit issues and comments in writing.

              (D) The Committee shall establish a procedure for issuance of a decision by the Committee not later than 60 days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of this Plan on which the decision is based.

         (b) With respect to management or control of investments, the Committee shall have the power to direct the Trustee in writing with respect to the investment of the Trust assets or any part thereof. Where investment authority, management and control of Trust assets have been delegated to the Trustee by the Committee, the Trustee shall be the Fiduciary with respect to the investment, management and control of the Trust assets contributed by the Company and Participants with full discretion in the exercise of such investment, management and control. Except as otherwise provided by law, the Committee may appoint one or more Investment Manager(s), as defined in Section 1.2 of the Plan, to invest the Trust assets or any part thereof. Where investment authority, management, and control of Trust assets is not specifically delegated to the Trustee, the Trustee shall be subject to the direction of the Committee or the Investment Manager(s) appointed by the Committee, if any, regarding the investment, management and control of such assets, and in such case the Committee, or the Investment Manager(s), as the case may be, shall be the Fiduciary with respect to the investment, management and control of such assets.

         (c) Each Fiduciary under the Plan and Trust shall be solely responsible for its own acts or omissions. Except to the extent required by ERISA or the Code, no Fiduciary shall have the duty to question whether any other Fiduciary is fulfilling any or all of the responsibilities imposed upon such other Fiduciary by ERISA or by any regulations or rulings issued thereunder. No Fiduciary shall have any liability for a breach of fiduciary responsibility of another Fiduciary with respect to the Plan or Trust unless he or she knowingly participates in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach or, through his or her negligence in performing his or her own specific fiduciary responsibilities, has enabled such other Fiduciary to commit a breach of the latter's fiduciary responsibilities.

7.4 - PROCEDURE FOR ESTABLISHING FUNDING POLICY -- TRANSMITTAL OF INFORMATION.

         In order to enable the Committee to establish a funding policy and perform its other functions under the Plan, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation, employment, retirement, death, or the cause for termination of employment of each Participant and such other pertinent facts as may be required. The Committee shall advise the Trustee and the Investment Manager, as appropriate, of such of the foregoing facts as may be pertinent to the duties of the Trustee and Investment Manager under the Plan.

7.5 - COMPENSATION, BONDING, EXPENSES AND INDEMNITY.

         (a) The members of the Committee shall serve without compensation for their services hereunder.

         (b) Members of the Committee and any delegates shall be bonded to the extent required by Section 412(a) of ERISA and the regulations thereunder. Bond premiums and all expenses of the Committee or of any delegate who is an employee of the Company shall be paid by the Company and the Company shall furnish the Committee and any such delegate with such clerical and other assistance as is necessary in the performance of their duties.

         (c) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan and the Trust shall be paid from the Trust assets to the fullest extent permitted by law, unless the Company determines otherwise.

         (d) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful miscon duct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any by-law, agreement or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of any expenses and fees under this Section shall be made only from assets of the Company and shall not be made directly or indirectly from Trust assets.

7.6 - MANNER OF ADMINISTERING.

         The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary, except as otherwise provided by law. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

7.7 - DUTY OF CARE.

         In the exercise of the powers and duties of the Committee as Plan Administrator and Fiduciary with respect to the investment, management and control of the Plan, each member of the Committee shall use the care, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

7.8 - COMMITTEE REPORT.

         The Committee shall keep the Board of Directors apprised of the investment results of the Plan and shall report any other information necessary to fully inform the Board of Directors of the status and operation of the Plan and Trust.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

8.1 - AMENDMENTS.

         The Board of Directors of the Company, or its delegate, may amend or modify the Plan at any time. Except as may be re quired to permit the Plan and Trust to meet the requirements for qualification and tax exemption under the Code, or the corresponding provisions of other or subsequent revenue laws or of ERISA, no amendment may be made which may:

         (a) Cause any of the assets of the Trust, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries;

         (b) Decrease the accrued benefit of any Participant or Beneficiary within the meaning of Section 411(d)(6) of the Code;

         (c) Create or effect any discrimination in favor of Participants who are Highly Compensated Employees; and

         (d) Increase the duties or liabilities of the Trustee without its written consent.

8.2 - DISCONTINUANCE OF PLAN.

         (a) It is the Company's expectation that this Plan and the payment of contributions hereunder will be continued indefinitely, but continuance of the Plan by the Company is not assumed as a contractual obligation, and the Company reserves the right to permanently discontinue contributions hereunder. In the event of the complete discontinuance of contributions by the Company, the entire interest of each Participant affected thereby shall immediately become 100% vested. The Company shall not be liable for the payment of any benefits under this Plan and all benefits hereunder shall be payable solely from the assets of the Trust.

         (b) The Company may terminate this Plan at any time by action of the Board of Directors of its delegate. Upon complete termination or partial termination of the Plan, the entire interest of each of the affected Participants shall become 100% vested. The Trustee shall thereafter, upon direction of the Committee, dis tribute to the Participants the amounts in such Participant's Company Accounts in the same manner as set forth in Article VI.

8.3 - FAILURE TO CONTRIBUTE.

         Any failure by the Company to contribute to the Trust in any year when no contribution is required under this Plan shall not of itself be a discontinuance of contributions under this Plan.

8.4 - PLAN MERGER OR CONSOLIDATION; TRANSFER OF PLAN ASSETS.

         (a) This Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan unless each Participant in this Plan (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had been terminated). Where the foregoing requirement is satisfied, this Plan and its related Trust may be merged or consolidated with another qualified plan and trust.

         (b) The Committee may, in its discretion, authorize a plan to plan transfer, provided such a transfer will meet the requirements of Section 414(l) of the Code and that all other actions legally required are taken. In the event of a transfer of assets from the Plan pursuant to this subsection, any corresponding benefit liabilities shall also be transferred.

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1 - CONTRIBUTIONS NOT RECOVERABLE.

         Except where contributions or earnings are required to be returned to the Company by the provisions of this Plan as permitted or required by ERISA or the Code, it shall be impossible for any part of the contributions or earnings made under this Plan to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries. Notwithstanding this or any other provision of this Plan, the Company shall be entitled to recover, and the Participants under this Plan shall have no interest in (a) any contributions made under this Plan by mistake of fact, so long as the contribution is returned within one year after payment (b) in the event that the Company receives an adverse determination from the Internal Revenue Service with respect to the Plan's initial qualification with the result that the Trust is not exempt from Federal income tax and the Company's contributions to the Trust are not deductible in determining its Federal income tax, any contributions and earnings made prior to that time, so long as such amounts are returned within one year after such determination and the application for determination was made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan was adopted or such later date as the Secretary of the Treasury may prescribe and (c) any contributions for which deduction is disallowed under Section 404 of the Code, so long as the contributions are returned to the Company within one year following such disallowance or as permitted or required by the Code or ERISA. In the event of such mistake of fact, determination by the Commissioner, or disallowance of deductions, contributions shall be returned to the Company, subject to the limitations, if any, of Section 403(c) of ERISA.

9.2 - LIMITATION ON PARTICIPANT'S RIGHTS.

         Participation in this Plan shall not give any Employee the right to be retained as an Employee of the Company or any right or interest under the Plan other than as herein provided. The Company reserves the right to dismiss any Employee without any liability for any claim either against the Trustee, the Trust except to the extent provided in the Trust, or against the Company. All benefits under the Plan shall be provided solely from the assets of the Trust.

9.3 - RECEIPT OR RELEASE.

         Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Trustee, the Committee, and the Company. The Trustee may require such

Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

9.4 - ALIENATION.

         (a) None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditors and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall any such Participant or Beneficiary have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which such Participant or Beneficiary may expect to receive, contingently or otherwise, under this Plan.

         (b) The provisions of this Section 9.4 shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless (1) such order is determined to be a qualified domestic relations order, as defined in
Section 414(p) of the Code, or (2) the Committee determines in its discretion to treat any domestic relations order entered before January 1, 1985 as a qualified domestic relations order. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. In the event a qualified domestic relations order exists with respect to a benefit payable under the Plan, the benefits otherwise payable to a Participant or Beneficiary shall be payable to the alternate payee specified in the qualified domestic relations order. Payments to an alternate payee pursuant to a qualified domestic relations order may be made prior to the time the Plan may make payments to the Participant.

         (c) Notwithstanding subsection (a), a loan described in Section 9.11 of the Plan, shall not be considered a violation of this Section.

9.5 - PERSONS UNDER INCAPACITY.

         In the event any amount is payable under the Plan to a person for whom a conservator has been legally appointed, the payment shall be distributed to the duly appointed and currently acting conservator, without any duty on the part of the Committee to supervise or inquire into the application of any funds so paid.

9.6 - GOVERNING LAW.

         This Plan shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of California; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan's remaining qualified within the meaning of Section 401(a) of the Code. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

9.7 - HEADINGS, ETC. NOT PART OF PLAN.

         Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

9.8 - MASCULINE GENDER INCLUDES FEMININE AND NEUTER.

         As used in this Plan, the masculine gender shall include the feminine gender.

9.9 - INSTRUMENTS IN COUNTERPARTS.

         This Plan may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

9.10 - REORGANIZATION OF COMPANY.

         This Plan shall inure to the benefit of, and be binding upon the parties hereto and their successors and assigns. If the Company merges or consolidates with or into a successor, this Plan shall continue in effect unless the successor terminates this Plan.

9.11 - LOANS TO PARTICIPANTS.

         (a) Each Participant shall have the right, subject to prior approval by the Committee, to borrow from his Accounts. Application for a loan must be submitted by a Participant to the Committee on such form(s) as the Committee may require. Approval shall be granted or denied as specified in subsection (b), on the terms specified in subsection (c). For purposes of this Section 9.11, but only to the extent required by Department of Labor Regulations Section 2550.408b-1, the term "Participant" shall include any Employee, former Employee, Beneficiary or alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, who has an interest in the Plan that is not contingent. A loan made to a Participant under this Section 9.11 shall be withdrawn from the Participant's Accounts in the order listed below to the extent that any such Account contains liquid funds that are available for a loan to the Participant (starting with the Account listed first):

         (1) Voluntary Employee Contributions Account;

         (2) Qualified Voluntary Employee Contributions Account;

         (3) Old Rollover Account;

         (4) Old Company Account;

         (5) New Rollover Account;

         (6) New Company Account;

         (7) Matching Account; and

         (8) Savings Account.

         (b) The Committee shall grant any loan which meets each of the requirements of paragraphs (1), (2) and (3) below:

         (1) The amount of the loan, when added to the outstanding balance of all other loans to the Participant from the Plan or any other qualified plan of the Company or any Related Company shall not exceed the lesser of:

              (A) $50,000, reduced by the excess, if any, of a Participant's highest outstanding balance of all loans from the Plan or any other qualified plan maintained by the Company or any Related Company during the preceding 12 months over the outstanding balance of such loans on the loan date, or

              (B) 50% of the value of the vested balance of the Participant's Accounts established as of the Anniversary Date preceding the date upon which the loan is made;

         (2) Effective January 1, 1995, the loan shall be for at least $1,000;
    and

         (3) Effective January 1, 1995, no more than one loan may be outstanding to a Participant at any time.

Notwithstanding anything else contained herein, if a Participant obtains a loan pursuant to this Section 9.11, the Participant shall not be permitted to obtain another loan under this Plan until one year after receipt of the proceeds from such prior loan.

         (c) Each loan granted shall, by its terms, satisfy each of the following additional requirements:

         (1) Each loan must be repaid within five years;

         (2) Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than quarterly; and

         (3) Each loan must be adequately secured, with the security to consist of the balance of the Participant's Accounts.

              (A) In the case of any Participant who is an active Employee, automatic payroll deductions shall be required as additional security.

              (B) In the case of any other Participant, the outstanding loan balance may at no time exceed 50% of the outstanding vested balance of the Participant's Accounts. If such limit is at any time exceeded, or if the Participant fails to make timely repayment, the loan will be treated as in default and become immediately payable in full.

              (C) If a Participant's loan is secured by the Participant's Accounts, the entire investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the general assets of the Plan pursuant to Sections 3.10 and 3.12. Instead, the entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the Accounts of the Participant.

         (4) Each loan shall bear a reasonable rate of interest, which rate shall be established by the Committee from time to time and shall in no event be less than 2% over the then prime rate.

         (d) All loan payments shall be transmitted by the Company to the Trustee as soon as practicable but not later than the end of the month during which such amounts were received or withheld. Each loan may be prepaid in full at any time. Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Committee.

         (e) Each loan shall be evidenced by a promissory note executed by the Participant and payable in full to the Trustee, not later than the earliest of
(1) a fixed maturity date meeting the
requirements of subsection (c)(1) above, (2) the Participant's death, or (3) the termination of the Plan. Such promissory note shall evidence such terms as are required by this section.

         (f) Each loan shall be consented to in writing on forms provided by the Committee by the Participant's spouse in the manner described in Section 6.3(b).

         (g) The Committee shall have the power to modify the above rules or to establish any additional rules with respect to loans extended pursuant to this section, including the imposition of a reasonable loan application fee to be deducted from the Account of the Participant applying for the loan. Such rules may be included in a separate document or documents and shall be considered a part of this Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The Committee shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this section have been met.

9.12 - TOP-HEAVY PLAN REQUIREMENTS.

         For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section B.3 of Appendix B, attached hereto, and despite any other provisions of this Plan to the contrary, this Plan will be subject to the provisions of Appendix B.

         IN WITNESS WHEREOF, the undersigned has caused this document to be executed by its duly authorized officers on this ____ day of ____________, 19__.


                                          LEWIS GALOOB TOYS, INC.


                                          By
                                             -----------------------------------


                                          By
                                             -----------------------------------

                                   APPENDIX A

                             ANNUAL ADDITION LIMITS

         Article IV of the Plan shall be construed in accordance with this Appendix A. Unless the context clearly requires otherwise, words and phrases used in this Appendix A shall have the same meanings that are assigned to them under the Plan.

A.1 - DEFINITIONS.

         As used in this Appendix A, the following terms shall have the meanings specified below.

         "ANNUAL ADDITIONS" shall mean the sum credited to a Participant's Accounts for any Plan Year of (a) Company contributions, (b) voluntary contributions, (c) forfeitures, (d) amounts credited after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code which is part of a Defined Benefit Plan maintained by the Company, and (e) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account required with respect to a key employee (as defined in Section B.2(e) of Appendix B to the Plan) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by the Company.

         "DEFINED BENEFIT PLAN" means a plan described in Section 414(j) of the Code.

         "DEFINED CONTRIBUTION PLAN" means a plan described in Section 414(i) of the Code.

         "DEFINED BENEFIT PLAN FRACTION" shall mean a fraction, the numerator of which is the projected annual benefit (determined as of the close of the relevant Plan Year) of the Participant under all Defined Benefit Plans maintained by one or more Related Companies, and the denominator of which is the lesser of (a) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Plan Year, or (b) the product of
1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for the Plan Year.

         "DEFINED CONTRIBUTION PLAN FRACTION" shall mean a fraction, the numerator of which is the sum of the annual additions to a Participant's accounts under all Defined Contribution Plans maintained by one or more Related Companies, and the denominator of which is the sum of the lesser of (a) or (b) for such Plan Year and for each prior Plan Year of service with one or more Related

Companies, where (a) is the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the Plan Year (determined without regard to Section 415(c)(6) of the Code), and (b) is the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code (or Section 415(c)(7) of the Code, if applicable) with respect to the Participant for the Plan Year. Solely for purposes of this definition, contributions made directly by an Employee to a Defined Benefit Plan which maintains a qualified cost-of-living arrangement as such term is defined in Section 415(k)(2) shall be treated as Annual Additions. Notwithstanding the foregoing, the numerator of the Defined Contribution Plan Fraction shall be adjusted pursuant to Treasury Regulations 1.415-7(d)(1), Questions T-6 and T-7 of Internal Revenue Service Notice 83-10, and Questions Q-3 and Q-14 of Internal Revenue Service Notice 87-21.

         "SECTION 415 COMPENSATION" shall mean a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with an employer maintaining a plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

         (a) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

         (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

         (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

         (d) Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

Compensation for any limitation year is the compensation actually paid or includable in gross income during such year.

A.2 - ANNUAL ADDITION LIMITATIONS.

         (a) The compensation limitation of Section 4.1 of the Plan shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2)) after separation from service which is treated as an Annual Addition. In the event that

Annual Additions to all the accounts of a Participant would exceed the limitations of Section 4.1 of the Plan, they shall be reduced in the following priority: (1) return of voluntary contributions to the Participant; (2) reduction of Company contributions.

         (b) If any Company or any Related Company contributes amounts, on behalf of Participants covered by the Plan, to other Defined Contribution Plans, the limitation on Annual Additions provided in Article IV of the Plan shall be applied to Annual Additions in the aggregate to the Plan and such other plans. Reduction of Annual Additions, where required, shall be accomplished by first refunding any voluntary contributions to Participants, then by reducing contributions under such other plans pursuant to the directions of the fiduciary for administration of such other plans or under priorities, if any, established by the terms of such other plans, and then, if necessary, by reducing contributions under the Plan.

         (c) In any case where a Participant under the Plan is also a participant under a Defined Benefit Plan or a Defined Benefit Plan and other Defined Contribution Plans maintained by the Company or a Related Company, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall not exceed 1.0. Reduction of contributions to or benefits from all plans, where required, shall be accomplished by first reducing benefits under such other Defined Benefit Plan or plans, then by allocating any excess in the manner set out above with respect to the Plan, and finally by reducing contributions or allocating any excess contributions with respect to other Defined Contribution Plans, if any; provided, however, that adjustments necessary under this or the next preceding paragraph may be made in a different manner and priority pursuant to the agreement of the Committee and the administrators of all other plans covering such Participant, provided such adjustments are consistent with procedures and priorities prescribed by Treasury Regulations under Section 415 of the Code.

         (d) In the event the limitations of Section 4.1 of the Plan or this Appendix A are exceeded and the conditions specified in Treasury Regulations Sections 1.415-6(b)(6) are met, the Committee may elect to apply the procedures set forth in Treasury Regulations Sections 1.415-6(b)(6).

                                   APPENDIX B

                              TOP-HEAVY PROVISIONS

         Section 9.12 of the Plan shall be construed in accordance with this Appendix B. Definitions in this Appendix B shall govern for the purposes of this Appendix B. Any other words and phrases used in this Appendix B, however, shall have the same meanings that are assigned to them under the Plan, unless the context clearly requires otherwise.

B.1 - GENERAL.

         This Appendix B shall be effective for Plan Years beginning on or after January 1, 1984. This Appendix B shall be interpreted in accordance with Section 416 of the Code and the regulations thereunder.

B.2 - DEFINITIONS.

         (a) The "BENEFIT AMOUNT" for any Employee means (1) in the case of any defined benefit plan, the present value of his normal retirement benefit, determined on the Valuation Date as if the Employee terminated on such Valuation Date, plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date (except to the extent already included on the Valuation Date) and (2) in the case of any defined contribution plan, the sum of the amounts credited, on the Determination Date, to each of the accounts maintained on behalf of such Employee (including accounts reflecting any nondeductible employee contributions) under such plan plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date. For purposes of this Section, the present value shall be computed using a 5% interest assumption and the mortality assumptions contained in the defined benefit plan for benefit equivalence purposes, provided that, if more than one defined benefit plan is being aggregated for top-heavy purposes, the actuarial assumptions which shall be used for testing top-heaviness are those of the plan with the lowest interest assumption, provided further that if the lowest interest assumption is the same for two or more plans, the actuarial assumptions used shall be that of the plan with the greatest value of assets on the applicable date.

         (b) "COMPANY" means any company (including unincorporated organizations) participating in the Plan or plans included in the "aggregation group" as defined in this Appendix B.

         (c) "DETERMINATION DATE" means the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of the Plan Year.

         (d) "EMPLOYEES" means employees, former employees, beneficiaries, and former beneficiaries who have a Benefit Amount greater than zero on the Determination Date.

         (e) "KEY EMPLOYEE" means any Employee who, during the Plan Year containing the Determination Date or during the four preceding Plan Years, is:

         (1) one of the ten Employees of a Company having annual compensation from such Company of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a 1/2% interest and the largest interests in such Company (if two Employees have the same interest the Employee having the greater annual compensation from the Company shall be treated as having a larger interest);

         (2) a 5% owner of a Company;

         (3) a 1% owner of a Company who has an annual compensation above $150,000; or

         (4) an officer of a Company having an annual compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year (however, no more than the lesser of (A) 50 employees or (B) the greater of 3 employees or 10% of the Company's employees shall be treated as officers). For purposes of determining the number of employees taken into account under this Section B.2(e)(4), employees described in Section 414(q)(8) of the Code shall be excluded.

         (f) A "NON-KEY EMPLOYEE" means an Employee who is not a Key Employee.

         (g) "VALUATION DATE" means the first day (or such other date which is used for computing plan costs for minimum funding purposes) of the 12-month period ending on the Determination Date.

         (h) A "YEAR OF SERVICE" shall be calculated using the Plan rules that normally apply for determining vesting service.

         These definitions shall be interpreted in accordance with Section 416(i) of the Code and the regulations thereunder and such rules are hereby incorporated by reference. The term "Key Employee" shall not include any officer or employee of an entity referred to in Section 414(d) of the Code. For the purpose of this subsection, "compensation" shall mean compensation as defined in
Section 414(q)(7) of the Code and shall be determined without regard to Sections 125, 402(a)(8), 402(h)(1)(B) or, in the case of employer contributions made pursuant to a salary reduction agreement, Section 403(b).

B.3 - TOP-HEAVY DEFINITION.

         The Plan shall be top-heavy for any Plan Year if, as of the Determination Date, the "top-heavy ratio" exceeds 60%. The top-heavy ratio is the sum of the Benefit Amounts for all employees who are Key Employees divided by the sum of the Benefit Amounts for all Employees. For purposes of this calculation only, the following rules shall apply:

         (a) The Benefit Amounts of all Non-Key Employees who were Key Employees during any prior Plan Year shall be disregarded.

         (b) The Benefit Amounts of all employees who have not performed any services for any Company at any time during the five-year period ending on the Determination Date shall be disregarded; provided, however, if an Employee performs no services for five years and then again performs services, such Employee's Benefit Amount shall be taken into account.

         (c)(1) Required Aggregation. This calculation shall be made by aggregating any plans, of the Company or a Related Company, qualified under Section 401(a) of the Code in which a Key Employee participates or which enables this Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; all plans so aggregated constitute the "aggregation group."

           (2) Permissive Aggregation. The Company may also aggregate any such plan to the extent that such plan, when aggregated with this aggregation group, continues to meet the requirements of Section 401(a)(4) and Section 410 of the Code.

    If an aggregation group includes two or more defined benefit plans, the actuarial assumptions used in determining an Employee's Benefit Amount shall be the same under each defined benefit plan and shall be specified in such plans. The aggregation group shall also include any terminated plan which covered a Key-Employee and which was maintained within the five-year period ending on the Determination Date.

         (d) This calculation shall be made in accordance with Section 416 of the Code (including 416(g)(3)(B) and (g)(4)(A)) and the regulations thereunder and such rules are hereby incorporated by reference. For purposes of determining the accrued benefit of a Non-Key Employee who is a Participant in a defined benefit plan, this calculation shall be made using the method which is used for accrual purposes for all defined benefit plans of the Company, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

B.4 - VESTING.

         (a) Notwithstanding the vesting provisions of the Plan, if the Plan is top-heavy for any Plan Year, any Participant who completes one Hour of Service during any day of such Plan Year or any subsequent Plan Year and who terminates during any day of such Plan Year or any subsequent Plan Year shall be entitled to a vested benefit which is the greater of his vested interest pursuant to
Section 5.2 of the Plan, or a vested interest at least equal to the product of
(x) the benefit such Participant would receive under the Plan if he was 100% vested on the date of such termination times (y) the percentage shown below:

         Number of Completed
           Years of Service                            Percentage
         -------------------                           ----------
                 2                                         20%
                 3                                         40%
                 4                                         60%
                 5                                         80%
                 6                                         100%

         (b) Notwithstanding the foregoing, the nonforfeitable percentage of a Participant's benefit under the Plan shall not be less than that determined under the Plan without regard to the preceding vesting schedule. Such benefit shall be payable in accordance with the provisions of the Plan regarding payments to terminated Participants.

         (c) Notwithstanding the preceding paragraph, if the Plan is no longer top-heavy in a Plan Year following a Plan Year in which it was top-heavy, a Participant's vesting percentage shall be computed under the vesting schedule that otherwise exists under the Plan. However, in no event shall a Participant's vested percentage in his accrued benefit be reduced. In addition, a Participant shall have the option of remaining under the vesting schedule set forth in this
Section if he has completed three years of Vesting Service. The period for exercising such option shall begin on the first day of the Plan Year for which the Plan is no longer top-heavy and shall end 60 days after the later of such first day or the day the Participant is issued written notice of such option by the Company or the Committee.

B.5 - MINIMUM BENEFITS OR CONTRIBUTIONS, COMPENSATION LIMITATIONS AND SECTION 415 LIMITATIONS.

         If the Plan is top-heavy for any Plan Year, the following provisions shall apply to such Plan Year:

         (a)(1) Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provision of this Plan, if the Plan and all other plans which are part of the aggregation group are defined contribution plans, each Participant (and any other Employee required by Section 416 of the Code) other than Key employees shall receive an allocation of employer contributions and forfeitures from a plan which is part of the aggregation group at least equal to 3% (or, if lesser, the largest percentage allocated to any Key Employee for the Plan Year) of such Participant's compensation for such Plan Year (the "defined contribution minimum"). For purposes of this subsection, salary reduction contributions on behalf of a Key Employee must be taken into account. For purposes of this subsection, a non-Key Employee shall be entitled to a contribution if he is employed on the last day of the Plan Year (1) regardless of his level of compensation, (2) without regard to whether he has made any mandatory contributions required under the Plan, and (3) regardless of whether he has less than 1,000 Hours of Service (or the equivalent) for the accrual computation period.

         (2) Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provisions of the Plan, if the Plan or any other plan which is part of the aggregation group is a defined benefit plan each Participant who is a participant in any such defined benefit plan (who is not a Key Employee) who accrues a full Year of Service during such Plan Year shall be entitled to an annual normal retirement benefit from a defined benefit plan which is part of the aggregation group which shall not be less than the product of (1) the employee's average compensation for the five consecutive years when the employee had the highest aggregate compensation and (2) the lesser of 2% per Year of Service or 20% (the "defined benefit minimum"). A Non-Key Employee shall not fail to accrue a benefit merely because he is not employed on a specified date or is excluded from participation because (1) his compensation is less than a stated minimum or
    (2) he fails to make mandatory employee contributions. For purposes of calculating the defined benefit minimum, (1) compensation shall not include compensation in Plan Years after the last Plan Year in which the Plan is top-heavy and (2) a Participant shall not receive a Year of Service in any Plan Year before January 1, 1984 or in any Plan Year in which the Plan is not top-heavy. This defined benefit minimum shall be expressed as a life annuity (with no ancillary benefits) commencing at normal retirement age. Benefits paid in any other form or time shall be the actuarial equivalent (as provided in the plan for retirement benefit equivalence purposes) of such life annuity. Except to the extent not required by Section 416 of the Code or any other provisions of law, each Participant (other than Key Employees) who is not a participant in any such defined benefit plan shall receive the defined contribution minimum (as defined in paragraph (a)(1) above).

         (3) If a non-Key Employee is covered by plans described in both paragraphs (1) and (2) above, he shall be entitled only to the minimum described in paragraph (1), except that for the purpose of paragraph (1) "3% (or, if lesser, the largest percentage allocated to any key employee for the Plan Year)" shall be replaced by "5%". Notwithstanding the preceding sentence, if the accrual rate under the plan described in (2) would comply with this Section B.5 absent the modifications required by this Section, the minimum described in paragraph (1) above shall not be applicable.

         (b) For purposes of this Section, "compensation" shall mean all earnings included in the Employee's Form W-2 for the calendar year that ends within the Plan Year, not in excess of $200,000, adjusted at the same time and in the same manner as under Section 415(d) of the Code.

         (c)(1) Unless the Plan qualifies for an exception under Section B.5(c)(2), "1.0" shall be substituted for "1.25" in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction used in Appendix A to the Plan.

         (2) A Plan qualifies for an exception from the rule of Section B.5(c)(1) if the Benefit Amount of all Employees who are Key Employees does not exceed 90% of the sum of the Benefit Amounts for all Employees and one of the following requirements is met:

              (A) A defined benefit minimum of 3% per Year of Service (up to 30%) is provided;

              (B) For Participants covered only by a
         defined contribution plan, a defined contribution minimum of 4% is provided;

              (C) For Participants covered by both types of plans, benefits from the defined contribution minimum are comparable to the 3% defined benefit minimum;

              (D) The plan provides a floor offset where the floor is a 3% defined benefit minimum; or

              (E) A defined contribution minimum of 7-1/2% of compensation is provided for any non-Key Employee who is covered under both a defined benefit plan and a defined contribution plan (each of which is top-heavy) of a Company.

                             LEWIS GALOOB TOYS, INC.

                           SAVINGS AND RETIREMENT PLAN

        (FORMERLY NAMED THE LEWIS GALOOB TOYS, INC. PROFIT SHARING PLAN)



              (AMENDMENT AND RESTATEMENT EFFECTIVE JANUARY 1, 1987)

                             LEWIS GALOOB TOYS, INC.

                           SAVINGS AND RETIREMENT PLAN

              (AMENDMENT AND RESTATEMENT EFFECTIVE JANUARY 1, 1987)

                                                                            PAGE
                                                                            ----
ARTICLE I - TITLE AND DEFINITIONS.........................................    2
         1.1 - Title......................................................    2
         1.2 - Definitions................................................    2

ARTICLE II - PARTICIPATION................................................   23
         2.1 - Eligibility Requirements...................................   23
         2.2 - Participation..............................................   23
         2.3 - Reemployment...............................................   23
         2.4 - Designation of Beneficiary.................................   24

ARTICLE III - CONTRIBUTIONS...............................................   26
         3.1 - Discretionary Company Contributions........................   26
         3.2 - Compensation Deferrals.....................................   28
         3.3 - Employer Matching Contributions............................   30
         3.4 - Voluntary Employee Contributions...........................   31
         3.5 - Qualified Voluntary Employee Contributions.................   32
         3.6 - Rollover Contributions.....................................   36
         3.7 - Section 402(g) Limit on Compensation Deferrals.............   38
         3.8 - Section 401(k) Limitations on Compensation
               Deferrals..................................................   39
         3.9 - Section 401(m) Limitations on Voluntary Employee
               Contributions and Employer Matching Contributions..........   45
         3.10 - Valuation of Old Company Accounts, Old Rollover
                Accounts, Voluntary Employee Contributions
                Accounts, Qualified Voluntary Employee
                Contributions Accounts....................................   51
         3.11 - Investment Funds for Old Company Accounts, Old
                Rollover Accounts, Voluntary Employee
                Contributions Accounts, Qualified Voluntary
                Employee Contributions Accounts, New Company
                Accounts, New Rollover Accounts, Savings Accounts,
                Matching Accounts.........................................   53
         3.12 - Valuation of Old Company Accounts, Old Rollover
                Accounts, Voluntary Employee Contributions
                Accounts, Qualified Voluntary Employee
                Contributions Accounts, New Company Accounts,
                New Rollover Accounts, Savings Accounts,
                Matching Accounts.........................................   54

ARTICLE IV - LIMITATION ON ANNUAL ADDITIONS...............................   56

ARTICLE V  - VESTING......................................................   57
         5.1 - Fully Vested Accounts......................................   57

         5.2 - New Company Account, Old Company Account and
               Matching Account............................................   57

ARTICLE VI - DISTRIBUTIONS.................................................   62
         6.1 - Distribution of Benefits....................................   62
         6.2 - Joint and Survivor Annuity..................................   66
         6.3 - Withdrawals of Voluntary Employee Contributions
               and Qualified Voluntary Employee Contributions..............   69
         6.4 - Hardship Distributions from Old Company Account.............   70
         6.5 - Hardship Withdrawals from Savings Accounts..................   71
         6.6 - Withdrawals from Savings Accounts Upon Attaining
               Age 59-1/2..................................................   74
         6.7 - Qualified Domestic Relations Orders.........................   75
         6.8 - Inability to Locate Participant.............................   75
         6.9 - Limitations on Distributions................................   76
         6.10 - Direct Rollovers...........................................   77

ARTICLE VII - THE COMMITTEE................................................   80
         7.1 - Members.....................................................   80
         7.2 - Committee Action............................................   80
         7.3 - Rights and Duties...........................................   81
         7.4 - Procedure for Establishing Funding Policy --
               Transmittal of Information..................................   86
         7.5 - Compensation, Bonding, Expenses and Indemnity...............   87
         7.6 - Manner of Administering.....................................   88
         7.7 - Duty of Care................................................   88
         7.8 - Committee Report............................................   89

ARTICLE VIII - AMENDMENT AND TERMINATION...................................   90
         8.1 - Amendments..................................................   90
         8.2 - Discontinuance of Plan......................................   91
         8.3 - Failure to Contribute.......................................   92
         8.4 - Plan Merger or Consolidation; Transfer of Plan
               Assets......................................................   92

ARTICLE IX - MISCELLANEOUS.................................................   93
         9.1 - Contributions Not Recoverable...............................   93
         9.2 - Limitation on Participant's Rights..........................   94
         9.3 - Receipt or Release..........................................   94
         9.4 - Alienation..................................................   95
         9.5 - Persons Under Incapacity....................................   96
         9.6 - Governing Law...............................................   96
         9.7 - Headings, etc. Not Part of Plan.............................   97
         9.8 - Masculine Gender Includes Feminine and Neuter...............   97
         9.9 - Instruments in Counterparts.................................   97
         9.10 - Reorganization of Company..................................   98
         9.11 - Loans to Participants......................................   98
         9.12 - Top-Heavy Plan Requirements................................  102

APPENDIX A        ANNUAL ADDITION LIMITS...................................    1
APPENDIX B        TOP-HEAVY PROVISIONS.....................................    1


                                       ii